EXHIBIT (b)(10)

AMENDMENT NO. X TO THE BY-LAWS

OF

EATON VANCE FLOATING-RATE INCOME TRUST

ESTABLISHING AND FIXING THE RIGHTS AND PREFERENCES

OF VARIABLE RATE TERM PREFERRED SHARES

TABLE OF CONTENTS

Page

ARTICLE I             STATEMENT CREATING MULTIPLE SERIES OF VARIABLE RATE TERM PREFERRED SHARES; DESIGNATION OF SERIES C-1 VRTP SHARES, SERIES C-2 VRTP SHARES, SERIES C-3 VRTP SHARES, SERIES C-4 VRTP SHARES SERIES L-1 VRTP

SHARES AND SERIES L-2 VRTP SHARES .........................................................2

1.1	Interpretation ................................................................................................................16

ARTICLE II             TERMS APPLICABLE TO THE VARIABLE RATE TERM

PREFERRED SHARE..........................................................................................16

2.1	Number of Shares; Ranking .......................................................................................17
2.2	Dividends and Distributions ........................................................................................17
2.3	Liquidation Rights .......................................................................................................21
2.4	Coverage & Leverage Tests .......................................................................................22
2.5	Redemption ................................................................................................................24
2.6	Voting Rights ..............................................................................................................31
2.7	Rating Agencies .........................................................................................................35
2.8	Issuance of Additional Preferred Shares....................................................................35
2.9	Status of Redeemed, Repurchased or Deemed Cancelled VRTP Shares ................35
2.10	Term Redemption Liquidity Account and Liquidity Requirement ...............................35
2.11	Global Shares ............................................................................................................38
2.12	Notice .........................................................................................................................38
2.13	Termination ................................................................................................................38
2.14	Appendices ................................................................................................................38
2.15	Actions on Other than Business Days .......................................................................38
2.16	Modification.................................................................................................................39
2.17	Transfers of VRTP Shares ........................................................................................39
2.18	Agreed Tax Treatment ...............................................................................................39
2.19	No Additional Rights ..................................................................................................39
2.20	Relationship of Declaration of Trust ..........................................................................40
2.21	The Agent. .................................................................................................................40
- i -

EATON VANCE FLOATING-RATE INCOME TRUST

(the “Trust”)

AMENDMENT NO. X TO BY-LAWS

(this “Amendment”)

CREATING MULTIPLE SERIES OF

VARIABLE RATE TERM PREFERRED SHARES

RECITALS

WHEREAS, Section 5.1 of Article VI of the Agreement and Declaration of Trust dated April 28, 2004 of Eaton Vance Floating-Rate Income Trust (as amended, the “Declaration of Trust”), a copy of which is on file in the office of the Secretary of the Commonwealth of The Commonwealth of Massachusetts, provides that the Board of Trustees may, without shareholder approval, authorize one or more classes of shares (which classes may be divided into two or more series), shares of each such class or series having such preferences, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption, as the Board of Trustees may determine and as shall be set forth in the By-laws; and

WHEREAS, pursuant to authority expressly vested in the Board of Trustees by the Trust by Section 5.1 of Article VI of the Declaration of Trust, the Board of Trustees has authorized, in addition to the Trust’s common shares, a class of preferred shares to be issued in multiple series in an aggregate of up to 800 shares at any time Outstanding of its authorized preferred shares, $0.01 par value, liquidation preference $100,000 per share, classified as Variable Rate Term Preferred Shares; and

WHEREAS, the Board of Trustees has authorized six Series of VRTP Shares to be designated as “Series C-1 Variable Rate Term Preferred Shares,” “Series C-2 Variable Rate Term Preferred Shares,” “Series C-3 Variable Rate Term Preferred Shares,” “Series C-4 Variable Rate Term Preferred Shares,” “Series L-1 Variable Rate Term Preferred Shares,” and “Series L-2 Variable Rate Term Preferred Shares;” and

NOW, THEREFORE, the By-laws of Eaton Vance Floating-Rate Income Trust are hereby amended as follows:

1.	ARTICLES VIII through XIII shall be redesignated as ARTICLES IX through XIV and all affected cross references therein are amended accordingly.

2.	A new ARTICLE VIII shall be added as follows:

ARTICLE I

STATEMENT CREATING MULTIPLE SERIES OF VARIABLE RATE TERM PREFERRED SHARES; DESIGNATION OF SERIES C-1 VRTP SHARES, SERIES C-2 VRTP SHARES, SERIES C-3 VRTP SHARES, SERIES C-4 VRTP SHARES, SERIES L-1 VRTP SHARES AND SERIES L-2 VRTP SHARES

Series C-1: A series of up to 800 preferred shares, par value $0.01 per share, liquidation preference $100,000 per share, is hereby authorized and designated as the “Series C-1 Variable Rate Term Preferred Shares” and also referred to herein as the “Series C-1 VRTP Shares” (and such series and any other series of Variable Rate Term Preferred Shares authorized and designated herein or hereafter authorized and designated being referred to herein as a “Series,” a “Series of VRTP Shares” or “VRTP Shares of a Series,” and shares of all such Series being referred to herein, individually, as a “VRTP Share” and, collectively, as the “VRTP Shares”). Shares of Series C-1 VRTP Shares shall be issued on one or more dates determined by the Board of Trustees of the Trust or pursuant to their delegated authority; have, in the case of the initial issuance of Series C-1 VRTP Shares, a Dividend Rate equal to the “Index Rate” plus 1.45% per annum for the first Dividend Period; and have such other preferences, voting powers, limitations as to dividends, qualifications and terms and conditions of issuance, cancellation and redemption and such other terms, in addition to those required by applicable law or as set forth in the Declaration of Trust, as set forth in this Amendment, including Appendix A hereto. The Series C-1 VRTP Shares shall constitute a separate series of preferred shares of the Trust and each share of Series C-1 VRTP Shares shall be identical. Any reference to a “Series of VRTP Shares” herein shall be deemed to include a reference to the Series C-1 VRTP Shares and any reference to the Series C-1 VRTP Shares or other terms designated above specifically with respect to the Series C-1 VRTP Shares shall be deemed to apply only to such Series of VRTP Shares and not to any other Series of VRTP Shares. Except as otherwise provided with respect to any additional Series of VRTP Shares, the terms and conditions of this Amendment apply to each Series of VRTP Shares.

Series C-2: A series of up to 800 preferred shares, par value $0.01 per share, liquidation preference $100,000 per share, is hereby authorized and designated as the “Series C-2 Variable Rate Term Preferred Shares” and also referred to herein as the “Series C-2 VRTP Shares.” Shares of Series C-2 VRTP Shares shall be issued on one or more dates determined by the Board of Trustees of the Trust or pursuant to their delegated authority and have such preferences, voting powers, limitations as to dividends, qualifications and terms and conditions of issuance, cancellation and redemption and such other terms, in addition to those required by applicable law or as set forth in the Declaration of Trust, as set forth in this Amendment, including Appendix B hereto. The Series C-2 VRTP Shares shall constitute a separate series of preferred shares of the Trust and each share of Series C-2 VRTP Shares shall be identical. Any reference to a “Series of VRTP Shares” herein shall be deemed to include a reference to the Series C-2 VRTP Shares and any reference to the Series C-2 VRTP Shares or other terms designated above specifically with respect to the Series C-2 VRTP Shares shall be deemed to apply only to such Series of VRTP Shares and not to any other Series of VRTP Shares. Except as otherwise provided with respect to any additional Series of VRTP Shares, the terms and conditions of this Amendment apply to each Series of VRTP Shares.

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Series C-3: A series of up to 800 preferred shares, par value $0.01 per share, liquidation preference $100,000 per share, is hereby authorized and designated as the “Series C-3 Variable Rate Term Preferred Shares” and also referred to herein as the “Series C-3 VRTP Shares.” Shares of Series C-3 VRTP Shares shall be issued on one or more dates determined by the Board of Trustees of the Trust or pursuant to their delegated authority and have such preferences, voting powers, limitations as to dividends, qualifications and terms and conditions of issuance, cancellation and redemption and such other terms, in addition to those required by applicable law or as set forth in the Declaration of Trust, as set forth in this Amendment, including Appendix C hereto. The Series C-3 VRTP Shares shall constitute a separate series of preferred shares of the Trust and each share of Series C-3 VRTP Shares shall be identical. Any reference to a “Series of VRTP Shares” herein shall be deemed to include a reference to the Series C-3 VRTP Shares and any reference to the Series C-3 VRTP Shares or other terms designated above specifically with respect to the Series C-3 VRTP Shares shall be deemed to apply only to such Series of VRTP Shares and not to any other Series of VRTP Shares. Except as otherwise provided with respect to any additional Series of VRTP Shares, the terms and conditions of this Amendment apply to each Series of VRTP Shares.

Series C-4: A series of up to 800 preferred shares, par value $0.01 per share, liquidation preference $100,000 per share, is hereby authorized and designated as the “Series C-4 Variable Rate Term Preferred Shares” and also referred to herein as the “Series C-4 VRTP Shares.” Shares of Series C-4 VRTP Shares shall be issued on one or more dates determined by the Board of Trustees of the Trust or pursuant to their delegated authority and have such preferences, voting powers, limitations as to dividends, qualifications and terms and conditions of issuance, cancellation and redemption and such other terms, in addition to those required by applicable law or as set forth in the Declaration of Trust, as set forth in this Amendment, including Appendix D hereto. The Series C-4 VRTP Shares shall constitute a separate series of preferred shares of the Trust and each share of Series C-4 VRTP Shares shall be identical. Any reference to a “Series of VRTP Shares” herein shall be deemed to include a reference to the Series C-4 VRTP Shares and any reference to the Series C-4 VRTP Shares or other terms designated above specifically with respect to the Series C-4 VRTP Shares shall be deemed to apply only to such Series of VRTP Shares and not to any other Series of VRTP Shares. Except as otherwise provided with respect to any additional Series of VRTP Shares, the terms and conditions of this Amendment apply to each Series of VRTP Shares.

Series L-1: A series of up to 800 preferred shares, par value $0.01 per share, liquidation preference $100,000 per share, is hereby authorized and designated as the “Series L-1 Variable Rate Term Preferred Shares” and also referred to herein as the “Series L-1 VRTP Shares.” Shares of Series L-1 VRTP Shares shall be issued on one or more dates determined by the Board of Trustees of the Trust or pursuant to their delegated authority and have such preferences, voting powers, limitations as to dividends, qualifications and terms and conditions of issuance, cancellation and redemption and such other terms, in addition to those required by applicable law or as set forth in the Declaration of Trust, as set forth in this Amendment, including Appendix E hereto. The Series L-1 VRTP Shares shall constitute a separate series of preferred shares of the Trust and each share of Series L-1 VRTP Shares shall be identical. Any reference to a “Series of VRTP Shares” herein shall be deemed to include a reference to the Series L-1 VRTP Shares and any reference to the Series L-1 VRTP Shares or other terms designated above specifically with respect to the Series L-1 VRTP Shares shall be deemed to apply only to such Series of VRTP

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Shares and not to any other Series of VRTP Shares. Except as otherwise provided with respect to any additional Series of VRTP Shares, the terms and conditions of this Amendment apply to each Series of VRTP Shares.

Series L-2: A series of up to 800 preferred shares, par value $0.01 per share, liquidation preference $100,000 per share, is hereby authorized and designated as the “Series L-2 Variable Rate Term Preferred Shares” and also referred to herein as the “Series L-2 VRTP Shares.” Shares of Series L-2 VRTP Shares shall be issued on one or more dates determined by the Board of Trustees of the Trust or pursuant to their delegated authority and have such preferences, voting powers, limitations as to dividends, qualifications and terms and conditions of issuance, cancellation and redemption and such other terms, in addition to those required by applicable law or as set forth in the Declaration of Trust, as set forth in this Amendment, including Appendix F hereto. The Series L-2 VRTP Shares shall constitute a separate series of preferred shares of the Trust and each share of Series L-2 VRTP Shares shall be identical. Any reference to a “Series of VRTP Shares” herein shall be deemed to include a reference to the Series L-2 VRTP Shares and any reference to the Series L-2 VRTP Shares or other terms designated above specifically with respect to the Series L-2 VRTP Shares shall be deemed to apply only to such Series of VRTP Shares and not to any other Series of VRTP Shares. Except as otherwise provided with respect to any additional Series of VRTP Shares, the terms and conditions of this Amendment apply to each Series of VRTP Shares.

The number of VRTP Shares which the Board of Trustees has initially authorized for issuance is up to eight-hundred (800) and the aggregate number of VRTP Shares outstanding at any time shall not exceed eight-hundred (800).

DEFINITIONS

Unless the context or use indicates another or different meaning or intent and except with respect to any Series as specifically provided in the Appendix applicable to such Series, each of the following terms when used in this Amendment shall have the meaning ascribed to it below, whether such term is used in the singular or plural and regardless of tense:

“1940 Act” means the Investment Company Act of 1940, as amended, or any successor statute.

“1940 Act Asset Coverage” means “asset coverage,” as defined in Section 18(h) of the 1940 Act, of at least 200% with respect to all outstanding senior securities of the Trust which are shares of stock for purposes of the 1940 Act, including all outstanding VRTP Shares (or such other asset coverage as may in the future be specified in or under the 1940 Act or by rule, regulation or order of the SEC as the minimum asset coverage for senior securities which are shares of stock of a closed-end investment company as a condition of declaring dividends on its common stock).

“Adviser” means Eaton Vance Management, a direct subsidiary of Eaton Vance Corp., together with its permitted successors and assigns.

“Affected Person” shall have the meaning set forth in Appendix E.

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“Agent” means Citibank, as agent for certain of the Designated Owners pursuant to the Initial Purchase Agreement, and its successors.

“Agent Member” means a Person with an account at the Securities Depository that holds one or more VRTP Shares through the Securities Depository, directly or indirectly, for a Designated Owner and that will be authorized and instructed, directly or indirectly, by a Designated Owner to disclose information to the Redemption and Paying Agent with respect to such Designated Owner.

“Amendment” means this Amendment No. X to the By-Laws, as it may be amended from time to time in accordance with its terms.

“Appendix” means each Appendix attached hereto from time to time relating to a particular Series of VRTP Shares.

“Applicable Spread” means, with respect to any Dividend Period for any Series of VRTP Shares, the percentage per annum set forth in the table directly below opposite the lowest applicable credit rating assigned to such Series by any Rating Agency on the Rate Determination Date for such Dividend Period.

Long–Term Ratings*
Moody’s	Fitch	Applicable Spread**
Aaa to Aa3	AAA to AA-	1.20%
A1	A+	1.45%
A2	A	1.70%
A3	A-	1.95%
Baa1	BBB+	2.70%
Baa2	BBB	2.95%
Baa3	BBB-	3.20%
Below Investment Grade	Below Investment Grade	5.20%

*And/or the equivalent long-term rating of any Other Rating Agency then rating the relevant Series of VRTP Shares, in all cases utilizing the lowest of the ratings of the Rating Agencies then rating such Series.

**On any day on which an Increased Rate Event is continuing, the Dividend Rate shall equal the Increased Rate.

“Approved Pricing Service” means any of the following pricing services: Bloomberg, Bridge Information Services, Data Resources Inc., Interactive Data Services, International Securities Market Association, Merrill Lynch Securities Pricing Service, Muller Data Corp., Thomson Reuters Pricing Service, Telerate, Markit Partners or Pricing Direct.

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“Asset Coverage” means “asset coverage,” as defined for purposes of Section 18(h) of the 1940 Act as in effect on the date hereof, with respect to all outstanding senior securities of the Trust which are shares of stock for purposes of the 1940 Act, including all Outstanding VRTP Shares, determined on the basis of values calculated as of a time within 48 hours (only including Business Days) next preceding the time of such determination.

“Asset Coverage Cure Date” means, with respect to the failure by the Trust to maintain Asset Coverage of at least 225% as of the close of business on a Business Day (as required by Section 2.4(a)), the close of business on the date that is five (5) Business Days following such Business Day.

“Auction Preferred Shares” means any series of auction rate preferred shares issued by the Trust pursuant to Section 5.1 of Article VI of the Declaration of Trust and Article VII of the By-Laws (prior to giving effect to this Amendment), and for which the per annum rate of cash dividends payable to holders of such shares are determined periodically pursuant to the auction procedures set forth in paragraph 10 of Article VII of the By-Laws (prior to giving effect to this Amendment).

“Bank Rate” shall have the meaning set forth in Appendix E.

“Below Investment Grade” means, with respect to any Series of VRTP Shares and as of any date, the following ratings with respect to each Rating Agency (to the extent it is a Rating Agency on such date):

(i)                  lower than “BBB-” in the case of Fitch and lower than “Baa3”, in the case of Moody’s; and

(ii)                 lower than the long-term rating equivalent to the credit ratings set forth in clause (i), in the case of any Other Rating Agency.

“Board of Trustees” means the Board of Trustees of the Trust or any duly authorized committee thereof as permitted by applicable law.

“Bond Asset” means any asset that is a direct interest in a corporate bond obligation.

“Business Day” means any day on which (i) banks are not authorized or required to close in New York, New York and the NYSE is not authorized or required to close and (ii) if this definition of “Business Day” is utilized in connection with the Eurodollar Rate, dealings are carried out in the London interbank market.

“By-Laws” means the By-Laws of the Trust, as amended from time to time.

“CAFCO” means CAFCO, LLC and its successors.

“CHARTA” means CHARTA, LLC and its successors.

“CIESCO” means CIESCO, LLC and its successors.

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“Citibank” means Citibank, N.A. and its successors.

“Code” means the Internal Revenue Code of 1986, as amended.

“Common Shares” means the common shares of the Trust that do not have priority over any other class or series of shares as to distributions of assets or payments of dividends.

“Compliance Date” shall have the meaning set forth in Section 2.10(b).

“Conditional Acceptance” shall have the meaning set forth in Section 2.5(a).

“Conduit Purchasers” means any or each of CHARTA, CAFCO, CIESCO and CRC, together with their permitted successors and assigns that constitute special purpose entities that issue short-term commercial paper notes or other debt securities to fund or maintain their investments, including in the VRTP Shares.

“CRC” means CRC Funding, LLC and its successors.

“Credit Facility” means the Revolving Credit and Security Agreement, dated as of January 11, 2012, among the Trust, CHARTA, CAFCO, CIESCO and CRC, as conduit lenders, and the other secondary lenders party thereto, and Citibank, as agent, as amended, modified or supplemented from time to time.

“Custodian” means a bank, as defined in Section 2(a)(5) of the 1940 Act, that has the qualifications prescribed in paragraph 1 of Section 26(a) of the 1940 Act, or such other entity as shall be providing custodian services to the Trust as permitted by the 1940 Act or any rule, regulation, or order thereunder, and shall include, as appropriate, any similarly qualified sub- custodian duly appointed by the Custodian.

“Custodian Agreement” means, with respect to any Series, the Custodian Agreement, by and between the Custodian and the Trust with respect to such Series.

“Declaration of Trust” shall have the meaning set forth in the Recitals of this Amendment.

“Deposit Securities” means, as of any date, any United States dollar-denominated security or other investment of a type described below that either (i) is a demand obligation payable to the holder thereof on any Business Day or (ii) has a maturity date, mandatory redemption date or mandatory payment date, on its face or at the option of the holder, preceding the relevant Dividend Payment Date, Redemption Date or other payment date in respect of which such security or other investment has been deposited or set aside as a Deposit Security:

(1)                cash or any cash equivalent;

(2)	any U.S. Government Obligation;
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(3)                any investment in any money market fund registered under the 1940 Act that qualifies under Rule 2a-7 under the 1940 Act, or similar investment vehicle described in Rule 12d1-1(b)(2) under the 1940 Act, that invests principally in U.S. Government Obligations; or

(4)                any letter of credit from a bank or other financial institution that has a credit rating from at least one NRSRO that is the highest applicable rating generally ascribed by such NRSRO to bank deposits or short-term debt of banks or other financial institutions as of the date of this Amendment (or such rating’s future equivalent).

“Derivative Contract” means any financial futures contract, option, forward contract, warrant, swap, swaption, collar, floor, cap and other agreement, instrument and derivative and other transactions of a similar nature (whether currency linked, index linked, insurance risk linked, credit risk linked or otherwise).

“Derivative Termination Value” means, in respect of any one or more Derivative Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Derivative Contracts, (a) for any date on or after the date such Derivative Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s) and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Derivative Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Derivative Contracts (which may include Citibank or any affiliate thereof).

“Designated Owner” means a Person in whose name VRTP Shares are recorded as beneficial owner of such VRTP Shares by the Securities Depository, an Agent Member or other securities intermediary on the records of such Securities Depository, Agent Member or securities intermediary, as the case may be.

“Dividend Failure” shall have the meaning set forth in Section 2.2(g)(A).

“Dividend Payment Date” means, with respect to any Series, the Dividend Payment Date for such Series in the Appendix hereto relating to such Series.

“Dividend Payment Failure Event” means a Dividend Failure that has not ended as contemplated by Section 2.2(g)(ii) on or prior to the third (3rd) Business Day following the related Dividend Payment Date.

“Dividend Period” means, with respect to any Series, the Dividend Period for such Series set forth in the Appendix hereto relating to such Series.

“Dividend Rate” means, with respect to any Series of VRTP Shares Outstanding on any day during a Dividend Period, the Index Rate in effect for such Series on such day plus the Applicable Spread for the related Dividend Period; provided, however, that with respect to any day on which the Increased Rate applies, the Dividend Rate for such Series shall be the Increased Rate for such day; and provided further that the Dividend Rate for any day shall in no event exceed the Maximum Rate.

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“Effective Leverage Ratio” shall have the meaning set forth in Section 2.4(d).

“Effective Leverage Ratio Cure Date” shall have the meaning set forth in Section 2.5(b)(ii)(A).

“Electronic Means” means email transmission, facsimile transmission or similar electronic transmission (but excluding online communications systems covered by a separate agreement) acceptable to the sending party and the receiving party, in any case if operative as between such parties.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Fitch” means Fitch Ratings, a part of the Fitch Group, which is a majority owned subsidiary of Fimalac, S.A., and any successor or successors thereto.

“Force Majeure Event” means a force majeure event beyond the reasonable control of the Fund including, without limitation, earthquakes, flood, terrorism, wars and other military disturbances, sabotage, epidemics, riots, interruptions, loss or malfunctions of third-party utilities or communication services, acts of civil or military authority and governmental action.

“Foreign Asset” means any asset issued, guaranteed or owing by any Obligor organized under the laws of any OECD Country (other than the United States of America) and which is denominated and payable in United States dollars, Canadian dollars, Euros, Sterling, Swiss Francs or Australian dollars.

“Holder” means, with respect to the VRTP Shares of any Series or any other security issued by the Trust, the Person in whose name such security is registered in the registration books of the Trust.

“Increased Rate” means, with respect to any Series and any day of any Dividend Period to which the Increased Rate applies, the Index Rate for such day plus an Applicable Spread of 6.25%.

“Increased Rate Event” means any of the events under Section 2.2(g)(i) or (iii) that causes the Dividend Rate to be adjusted to the Increased Rate.

“Index Rate” means, with respect to any Series, the rate specified as the Index Rate for such Series in the Appendix hereto relating to such Series.

“Industry Class” means any industry class set forth on Schedule I hereto, as the same may be amended, restated, supplemented or otherwise modified from time to time in accordance with the prior written consent of the Majority Holders.

“Initial Purchase Agreement” shall have the meaning set forth in the definition of Purchase Agreement.

“Insolvency Event” means the Trust, the Adviser or Eaton Vance Corp. shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts

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generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against the Trust, the Adviser or Eaton Vance Corp. seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its property and, in the case of any such proceeding instituted against it (but not instituted by it), either such proceeding shall remain undismissed or unstayed for a period of forty (40) days, or any of the actions sought in such proceeding (including an order for relief against, or the appointment of a receiver, trustee, custodian or other similar official for, it or for any substantial part of its property) shall occur; or the Trust, the Adviser, Eaton Vance Corp. or the Custodian shall take any action to authorize any of the actions set forth above in this subsection.

“Investment Management Agreement” means the Investment Advisory and Administration Agreement, dated as of May 21, 2004, between the Trust and the Adviser, as the same may be amended, supplemented, waived or modified.

“Investment Policies and Restrictions” means the policies of the Trust with respect to investments, distributions, investment restrictions, tender offers, repurchases and leverage as of the date hereof (as set forth in the Offering Memorandum) and as such policies and restrictions may be amended, revised or supplemented from time to time by the Board of Trustees of the Trust (as reflected in shareholder reports distributed by the Trust).

“Issuance Date” means, with respect to any Series of VRTP Shares, the Issuance Date for the Outstanding VRTP Shares of such Series as specified in the Appendix hereto relating to such Series.

“Legally Available Funds” means, as of any determination date, the aggregate gross asset value of the Trust as of such date, minus the sum as of such date of (i) the liabilities of the Trust and (ii) the aggregate par value of the shares issued by the Trust and outstanding.

“Liquidation Fee” means, with respect to the Series L VRTP Shares, the compensation, if any, payable by the Trust to any Affected Person following an optional redemption of any VRTP Shares of such Series as specified in Appendix E or Appendix F, as applicable.

“Liquidation Preference” means, with respect to any Series, the amount specified as the liquidation preference per share for that Series in the Appendix hereto relating to such Series.

“Liquidity Account Initial Date” means, with respect to any Series, the date designated as the Liquidity Account Initial Date in the Appendix hereto relating to such Series.

“Liquidity Account Investment” means (i) any Deposit Security, (ii) any Loan Asset owned by the Trust that has a loan facility credit rating of “B” or better from S&P or “B2” or better from Moody’s and is not assigned a loan facility credit rating lower than “B” from S&P or “B2” from Moody’s or (iii) any Bond Asset owned by the Trust that has a long-term credit rating of “B” or better from S&P or “B2” or better from Moody’s and is not assigned a long-term credit rating lower than “B” from S&P or “B2” from Moody’s.

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“Liquidity Requirement” shall have the meaning set forth in Section 2.11(b).

“Loan Asset” means a direct or participation or sub-participation interest in or assignment or novation of a loan or other extension of credit.

“Loan Documents” means, with respect to any Loan Asset, each loan agreement, promissory note, collateral security agreement, participation certificate, guarantee and any other agreement or document evidencing, securing, governing or executed in connection with such Loan Asset including, without limitation, the agreements and instruments in respect of which the Trust acquired such Loan Asset.

“Majority Holders” means, at any time, the Holder(s) of more than 50% of the aggregate Liquidation Preference of the Outstanding VRTP Shares at such time.

“Mandatory Redemption Event” means any of the events under Section 2.5(b) or (c) that requires the Trust to redeem any VRTP Shares.

“Mandatory Redemption Price” shall have the meaning set forth in Section 2.5(b)(i)(A). “Market Value” means, as of any day of determination (a) in respect of cash, the amount of such cash, (b) in respect of any Loan Asset, the lower of (i) the value of such Loan Asset provided by Thomson Reuters Pricing Service or another Approved Pricing Service, and (ii) the Value of such Loan Asset determined by the Trust based upon the Matrix Price of such Loan Asset or such other Value as determined by the Trust in a manner which is in accordance with the Investment Policies and Restrictions of the Trust and in accordance with applicable law, including without limitation the rules, regulations and interpretations of the SEC under the 1940 Act, and (c) in respect of any other asset, the lower of (i) the value of such asset provided by an Approved Pricing Service, and (ii) the Value of such asset computed in the manner as such Value is required to be computed by the Trust in accordance with the Investment Policies and Restrictions of the Trust and in accordance with applicable law, including without limitation the rules, regulations and interpretations of the SEC under the 1940 Act; provided, that the Market Value of any asset shall be net of the Trust’s liabilities relating thereto, including without limitation all of the Trust’s obligations to pay any unpaid portion of the purchase price therefor; provided, further, that the Market Value of any Liquidity Account Investment or Deposit Security shall be zero if the Value of such asset is not determined as expressly set forth above.

“Matrix Price” means, with respect to any Loan Asset, the matrix price derived from an Approved Pricing Service in a manner approved by the Board of Trustees of the Trust and in accordance with the Investment Policies and Restrictions of the Trust and in accordance with applicable law, including without limitation the rules, regulations and interpretations of the SEC under the 1940 Act.

“Maximum Rate” means 15.00% per annum.

“Moody’s” means Moody’s Investors Service, Inc. and any successor or successors thereto.

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“NAV” means, with respect to the Trust, the net asset value of the Trust computed in the manner such net asset value is required to be computed in accordance with the 1940 Act and as described in its Investment Policies and Restrictions.

“Notice of Redemption” shall have the meaning set forth in Section 2.5(e)(i). “NRSRO” means (a) each of Fitch, Moody’s and S&P so long as such Person is a nationally recognized statistical rating organization within the meaning of Section 3(a)(62) of the Exchange Act and (b) any other nationally recognized statistical rating organization within the meaning of Section 3(a)(62) of the Exchange Act that is not an “affiliated person” (as defined in Section 2(a)(3) of the 1940 Act) of the Trust.

“NYSE” means NYSE Euronext, Inc., a Delaware corporation, and its successors. “Obligor” means, (i) with respect to any Loan Asset, the Person or Persons primarily obligated under the related Loan Documents to repay the loan or extension of credit which is the subject of the Loan Asset and (ii) with respect to any other asset, the Person or Persons primarily obligated to make payments under the transaction documents and other instruments evidencing the related asset.

“OECD Country” means any country which is a member of the Organization for Economic Cooperation and Development and which has a sovereign credit rating for “foreign currency” of at least “AA-“ and “Aa3” from S&P and Moody's, respectively.

“Offering Memorandum” means the Offering Memorandum of the Issuer relating to the offering and sale of the VRTP Shares dated December 18, 2012, as amended, revised or supplemented from time to time.

“Optional Redemption Date” shall have the meaning set forth in Section 2.5(d)(i). “Optional Redemption Price” shall have the meaning set forth in Section 2.5(d)(i). “Other Rating Agency” means, at any time, each Rating Agency, if any, other than

Fitch or Moody’s then providing a rating for the VRTP Shares pursuant to the request of the Trust.

“Outstanding” means, as of any date with respect to VRTP Shares of any Series, the number of VRTP Shares of such Series theretofore issued by the Trust except (without duplication):

(a)    any VRTP Shares of such Series theretofore cancelled (including deemed cancelled pursuant to the provisions of any Appendix hereto) or redeemed or delivered to the Redemption and Paying Agent for cancellation or redemption in accordance with the terms hereof;

(b)    any VRTP Shares of such Series as to which the Trust shall have given a Notice of Redemption and irrevocably deposited with the Redemption and Paying Agent

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Deposit Securities with an aggregate Market Value sufficient to redeem such shares in accordance with Section 2.5 hereof;

(c)    any VRTP Shares of such Series as to which the Trust shall be the Holder or the Designated Owner; and

(d)    any VRTP Shares of such Series represented by any security certificate in lieu of which any new security certificate has been executed and delivered by the Trust.

“Overconcentration Amount” means, as of any date of determination of the Effective Leverage Ratio for the Trust, an amount equal to the sum of: (i) the Market Value of the Trust’s total assets that are obligations of any single Obligor (together with all affiliates of such Obligor) in excess of 5% of the Market Value of the Trust’s total assets; (ii) the Market Value of the Trust’s total assets constituting obligations in any single Industry Class in excess of 25% of the Market Value of the Trust’s total assets; (iii) the Market Value of the Trust’s total assets constituting Foreign Assets in excess of 20% of the Market Value of the Trust’s total assets; (iv) the Market Value of the Trust’s total assets constituting Foreign Assets which relate to Obligors from any single OECD Country (other than the United States of America) in excess of 10% of the Market Value of the Trust’s total assets; (v) the Market Value of the Trust’s total assets that are obligations of Obligors organized under the laws of any country that is not an OECD Country in excess of 5% of the Market Value of the Trust’s total assets; and (vi) the Market Value of the Trust’s total assets that are Unrated Obligations in excess of 20% of the Market Value of the Trust’s total assets.

“Person” means and includes natural persons, corporations, partnerships, limited partnerships, statutory trusts and foreign statutory trusts, trusts, limited liability companies, associations, joint ventures, estates, and any other individual or entity, whether or not a legal entity, in its own or any representative capacity, and governments and agencies and political subdivisions thereof, in each case whether domestic or foreign.

“Preferred Shares” means shares issued by the Trust, including the VRTP Shares of each Series, that have priority over the Common Shares or any other class of shares as to distribution of assets or payments of dividends.

“Pro Rata Allocation” has the meaning set forth in Section 2.5(b)(i)(A).

“Purchase Agreement” means (i) with respect to the Specified Series, the VRTP Purchase Agreement, dated as of December 18, 2012, among the Trust, CHARTA, CAFCO, CIESCO, CRC Funding and Citibank, as purchasers, and Citibank, in its capacity as agent for the purchasers (the “Initial Purchase Agreement”) and (ii) with respect to any subsequent Series of VRTP Shares, the purchase agreement or other similar agreement for the VRTP Shares of such Series (if any) specified in the Appendix hereto relating to such Series.

“Rate Determination Date” means, with respect to any Dividend Period, the date that is two (2) Business Days before the first day of such Dividend Period.

“Rating Agencies” means, as of any date and in respect of a Series of VRTP Shares,

(i) each of Fitch and Moody’s, and (ii) any other NRSRO designated as a Rating Agency on such

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date in accordance with Section 2.7, in each case above, only if it maintains a current credit rating for the VRTP Shares of such Series on such date and the Board of Trustees has not terminated its designation as a Rating Agency in accordance with Section 2.7. Fitch and Moody’s have initially been designated as the Rating Agencies for purposes of the VRTP Shares. In the event that at any time any Rating Agency (i) ceases to be a Rating Agency for purposes of any Series of VRTP Shares and such Rating Agency has been replaced by another Rating Agency in accordance with Section 2.7, any references to any credit rating of such replaced Rating Agency in this Amendment or any Appendix shall be deleted for purposes hereof as provided below and shall be deemed instead to be references to the equivalent credit rating of the Rating Agency that has replaced such Rating Agency or (ii) designates a new rating definition for any credit rating of such Rating Agency with a corresponding replacement rating definition for such credit rating of such Rating Agency, any references to such replaced rating definition of such Rating Agency contained in this Amendment or any Appendix shall instead be deemed to be references to such corresponding replacement rating definition. In the event that at any time the designation of any NRSRO as a Rating Agency for purposes of any Series of VRTP Shares is terminated in accordance with Section 2.7, any credit rating of such terminated Rating Agency, to the extent it would have been taken into account in any of the provisions of this Amendment or the Appendix hereto relating to such Series, shall be disregarded, and only the credit ratings of the then-designated Rating Agencies for such Series shall thereafter be taken into account for purposes of this Amendment and such Appendix, provided that, for purposes of determining the Applicable Spread applicable to a Dividend Period, any designation of a Rating Agency after the Rate Determination Date for such Dividend Period will take effect on or as of the next succeeding Rate Determination Date.

“Rating Agency Guidelines” means the guidelines of any Rating Agency, compliance with which is required to cause such Rating Agency to continue to issue a rating with respect to a Series of VRTP Shares for so long as such Series is Outstanding.

“Redemption and Paying Agent” means, with respect to any Series, Deutsche Bank Trust Company Americas and its successors or any other redemption and paying agent appointed by the Trust with respect to such Series.

“Redemption and Paying Agent Agreement” means, with respect to any Series, the Redemption and Paying Agent Agreement dated as of December 18, 2012 by and among the Redemption and Paying Agent and the Trust, as the same may be amended, restated or modified from time to time, or any similar agreement between the Trust and any other redemption and paying agent appointed by the Trust.

“Redemption Date” shall have the meaning set forth in Section 2.5(e)(i). “Redemption Failure” shall have the meaning set forth in Section 2.2(g)(i)(B).

“Redemption Price” shall mean the Term Redemption Price, the Mandatory Redemption Price or the Optional Redemption Price, as applicable.

“Registration Rights Failure” means any (i) failure by the Trust to file a Registration Statement with the SEC relating to such of the Registrable Securities (as defined in the

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Registration Rights Agreement, but excluding any that are properly excluded pursuant to Section 3.3(c) or (d) of the Registration Rights Agreement) which the Trust has been properly requested to register under Section 3.1 of the Registration Rights Agreement within thirty (30) calendar days (or, if the thirtieth calendar day shall not be a Business Day, the next succeeding Business Day) of the later of (a) the date on which the holders of such Registrable Securities are required to give written notice to the Trust of their intent to register such Registrable Securities pursuant to Section 3.1 of the Registration Rights Agreement and (b) if properly exercised by the Trust, the end of any deferral period specified in accordance with the provisions of Section 3.2 of the Registration Rights Agreement or (ii) failure by the Trust to reply to any written comments on such Registration Statement received by the Trust from the staff of the SEC (it being understood that the reply referenced herein shall not require the Trust to accept or agree with any comment, in whole or in part) within thirty (30) calendar days (or, if the thirtieth calendar day shall not be a Business Day, the next succeeding Business Day) of receipt thereof by the Trust.

“S&P” means Standard & Poor’s Rating Services, a Standard & Poor’s Financial Services LLC business, and any successor or successors thereto.

“SEC” means the Securities and Exchange Commission or any other governmental authority of the United States of America at the time administrating the Securities Act, the 1940 Act or the Exchange Act.

“Securities Act” means the Securities Act of 1933, as amended.

“Securities Depository” shall mean The Depository Trust Company and its successors and assigns or any other securities depository selected by the Trust that agrees to follow the procedures required to be followed by such securities depository as set forth in this Amendment with respect to the VRTP Shares.

“Series” and “Series of VRTP Shares” shall have the meanings set forth in Article I. “Series C-1 VRTP Shares” shall have the meaning set forth in Article I.

“Series C-2 VRTP Shares” shall have the meaning set forth in Article I.

“Series C-3 VRTP Shares” shall have the meaning set forth in Article I.

“Series C-4 VRTP Shares” shall have the meaning set forth in Article I.

“Series L VRTP Shares” all or any (as the context requires) of the Series L-1 VRTP Shares and the Series L-2 VRTP Shares.

“Series L-1 VRTP Shares” shall have the meaning set forth in Article I.

“Series L-2 VRTP Shares” shall have the meaning set forth in Article I.

“Settlement Deadline Date” has the meaning set forth in Section 2.10(b).

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“Specified Holder” means, as of any date of determination, with respect to the Series C-1 VRTP Shares, CHARTA, with respect to the Series C-2 VRTP Shares, CAFCO, with respect to the Series C-3 VRTP Shares, CIESCO, with respect to the Series C-4 VRTP Shares, CRC and with respect to the Series L VRTP Shares, if such VRTP Shares are not Outstanding as of such date of determination, Citibank and, if any Series L VRTP Shares are Outstanding as of such date of determination, the Person in whose name such security is registered in the registration books of the Trust.

“Specified Series” all or any (as the context requires) of the Series C-1 VRTP Shares, the Series C-2 VRTP Shares, the Series C-3 VRTP Shares, the Series C-4 VRTP Shares, the Series L-1 VRTP Shares and the Series L-2 VRTP Shares.

“Tax Event” shall have the meaning set forth in Section 2.2(g)(i)(E). “Term Extension Request” has the meaning set forth in Section 2.5(a).

“Term Redemption Amount” shall have the meaning set forth in Section 2.10(a).

“Term Redemption Date” means, with respect to any Series, the date specified as the Term Redemption Date in the Appendix hereto relating to such Series.

“Term Redemption Liquidity Account” shall have the meaning set forth in Section 2.10(a).

“Term Redemption Price” shall have the meaning set forth in Section 2.5(a).

“Transfer Date” means, with respect to any Series, the date defined as the Transfer Date in the Appendix hereto relating to such Series.

“Trust” shall have the meaning set forth in the Recitals to this Amendment. “Trustee” means a member of the Board of Trustees.

“Unrated Obligation” means, at any time, an asset of the Trust that is not rated by either Moody’s or S&P.

“U.S. Government Obligations” means direct obligations of the United States or of its agencies or instrumentalities that are entitled to the full faith and credit of the United States and that, other than United States Treasury Bills, provide for the periodic payment of interest and the full payment of principal at maturity or call for redemption.

“Value” shall have the meaning assigned to such term in Section 2(a)(41) of the 1940 Act.

“Voting Period” shall have the meaning set forth in Section 2.6(b)(i). “VRTP” shall have the meaning set forth in Article I.

“VRTP Shares” shall have the meaning set forth in Article I.

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“VRTP Shares of a Series” shall have the meaning set forth in Article I.

With respect to any Series, any additional definitions specifically set forth in the Appendix relating to such Series and any amendments to any definitions specifically set forth in the Appendix relating to such Series, as such Appendix may be amended from time to time, shall be incorporated herein and made part hereof by reference thereto, but only with respect to such Series.

1.1               Interpretation. The headings preceding the text of Sections included in this Amendment are for convenience only and shall not be deemed part of this Amendment or be given any effect in interpreting this Amendment. The use of the masculine, feminine or neuter gender or the singular or plural form of words herein shall not limit any provision of this Amendment. The use of the terms “including” or “include” shall in all cases herein mean “including, without limitation” or “include, without limitation,” respectively. Reference to any Person includes such Person’s successors and assigns to the extent such successors and assigns are permitted by the terms of any applicable agreement, and reference to a Person in a particular capacity excludes such Person in any other capacity or individually. Reference to any agreement (including this Amendment), document or instrument means such agreement, document or instrument as amended or modified and in effect from time to time in accordance with the terms thereof and, if applicable, the terms hereof. Except as otherwise expressly set forth herein, reference to any law means such law as amended, modified, codified, replaced or re-enacted, in whole or in part, including rules, regulations, enforcement procedures and any interpretations promulgated thereunder. Underscored references to Sections shall refer to those portions of this Amendment. The use of the terms “hereunder,” “hereof,” “hereto” and words of similar import shall refer to this Amendment as a whole (including the Appendices hereto) and not to any particular Article, Section or clause of this Amendment.

TERMS APPLICABLE TO THE

VARIABLE RATE TERM PREFERRED SHARE

Except for such changes and amendments hereto with respect to a Series of VRTP Shares that are specifically contemplated by the Appendix relating to such Series, each Series of VRTP Shares shall have the following terms: Number of Shares; Ranking.

(a)                The number of authorized shares constituting any Series of VRTP Shares shall be as set forth with respect to such Series in the Appendix hereto relating to such Series. No fractional VRTP Shares shall be issued. The VRTP Shares of each Series shall rank on a parity with VRTP Shares of each other Series and with shares of any other series of Preferred Shares as to the payment of dividends and the distribution of assets upon dissolution, liquidation or winding up of the affairs of the Trust. The VRTP Shares of each Series shall have preference with respect to the payment of dividends and as to distribution of assets upon dissolution, liquidation or winding up of the affairs of the Trust over the Common Shares as set forth herein. No Holder of VRTP Shares shall have, solely by reason of being such a Holder, any preemptive or other right to acquire, purchase or subscribe for any VRTP Shares or Common Shares or other securities of the Trust which it may hereafter issue or sell.

2.2              Dividends and Distributions.

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(a)                                                                  The Holders of VRTP Shares of a Series shall be entitled to receive, when, as and if declared by, or under authority granted by, the Board of Trustees, out of then existing Legally Available Funds and in preference to dividends and other distributions on Common Shares, cumulative cash dividends and other distributions on each share of such Series at the Dividend Rate as set forth below, and no more. Dividends and other distributions on each Outstanding VRTP Share of a Series shall accumulate from such VRTP Share’s Issuance Date. The amount of dividends per share payable on VRTP Shares of a Series on any Dividend Payment Date shall equal the sum of the dividends accumulated but not yet paid for each day during the related Dividend Period, provided such dividends have been declared by, or under authority granted by, the Board of Trustees as described above. The amount of dividends per VRTP Share of each Series accumulated for each day in a Dividend Period shall be equal to (i) the Dividend Rate for such day multiplied by the Liquidation Preference divided by (ii) 360 (or, with respect to any Series L VRTP Share, if the Index Rate for such Dividend Period is based on the Base Rate, 365 or 366, as applicable for the year in which such day occurs).

(b)                Subject to Section 2.2(a), dividends on VRTP Shares of each Series with respect to any Dividend Period shall be declared to the Holders of such shares as their names shall appear on the registration books of the Trust at the close of business on each day in such Dividend Period and shall be paid as provided in Section 2.2(f) hereof.

(c)                (i) No full dividends or other distributions shall be declared or paid on shares of a Series of VRTP Shares for any Dividend Period or part thereof unless full cumulative dividends and other distributions due through the most recent dividend payment dates therefor for all outstanding Preferred Shares (including shares of other outstanding Series of VRTP Shares) ranking on a parity with such Series of VRTP Shares have been or contemporaneously are declared and paid (or have been or contemporaneously are declared and Deposit Securities (in the case of the VRTP Shares) or sufficient securities or funds (in accordance with the terms of such other Preferred Shares) for the payment thereof have been deposited irrevocably with the paying agent for such Preferred Shares) through the most recent dividend payment dates therefor. If full cumulative dividends and other distributions due have not been declared and paid on all such outstanding Preferred Shares of any series, any dividends and other distributions being declared and paid on VRTP Shares of a Series will be declared and paid as nearly pro rata as possible in proportion to the respective amounts of dividends and other distributions accumulated but unpaid on each such series of Preferred Shares on the respective dividend payment dates for each such series. No Holders of VRTP Shares shall be entitled to receive any dividends and other distributions, whether payable in cash, property or shares, in excess of full cumulative dividends and other distributions as provided in this Section 2.2(c)(i) on such VRTP Shares.

(ii)                 For so long as any VRTP Shares are Outstanding, the Trust shall not: (x) declare or pay any dividend or other distribution (other than a dividend or distribution paid in Common Shares) in respect of the Common Shares or warrants of the Trust, (y) call for redemption or redeem, purchase or otherwise acquire for consideration any Common Shares or warrants of the Trust, or (z) pay any proceeds of the liquidation of the Trust in respect of the Common Shares, unless, in each case, (A) immediately thereafter, the Trust shall have 1940 Act Asset Coverage after deducting the amount of such dividend, distribution, payment or reimbursement or the consideration paid in respect of any such redemption, purchase, acquisition or liquidation, (B) all cumulative dividends and other distributions on all VRTP Shares and all

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cumulative dividends and other distributions on all other series of Preferred Shares ranking on a parity with the VRTP Shares, in each case due on or prior to the date of such declaration, payment, call for redemption, redemption, purchase or acquisition, as applicable, shall have been declared and paid (or shall have been declared and Deposit Securities (in the case of the VRTP Shares) or sufficient securities or funds (in accordance with the terms of such other Preferred Shares) for the payment thereof shall have been deposited irrevocably with the paying agent for such Preferred Shares), (C) the Trust shall have deposited Deposit Securities pursuant to and in accordance with the requirements of Section 2.5(e)(ii) hereof with respect to Outstanding VRTP Shares of any Series to be redeemed pursuant to Section 2.5(a) or Section 2.5(b) hereof for which a Notice of Redemption shall have been given or shall have been required to be given in accordance with the terms hereof on or prior to the date of such declaration, payment, call for redemption, redemption, purchase or acquisition, as applicable, (D) the Trust shall be in compliance with Section 2.10 and (E) no Increased Rate Event or Mandatory Redemption Event shall have occurred and be continuing, or would occur as result of thereof.

(iii)               No full dividends or other distributions shall be declared or paid on the shares of any class or series of shares of beneficial interest of the Trust ranking, as to the payment of dividends, on a parity with the VRTP Shares for any dividend period therefor or part thereof unless full cumulative dividends and other distributions have been or contemporaneously are declared and paid on the VRTP Shares (or have been or contemporaneously are declared and Deposit Securities for the payment thereof shall have been deposited irrevocably with the Redemption and Paying Agent for the VRTP Shares) through the most recent Dividend Payment Date and the Trust has redeemed the full number of VRTP Shares required to be redeemed by any provision for mandatory redemption pertaining thereto. If full cumulative dividends and other distributions due have not been declared and paid on the VRTP Shares through the most recent Dividend Payment Date or upon the shares of any other class or series of shares of beneficial interest of the Trust ranking on a parity as to the payment of dividends with the VRTP Shares through their most recent respective dividend payment dates, any dividends being declared and paid upon the VRTP Shares and any other such class or series of shares of beneficial interest ranking on a parity as to the payment of dividends with the VRTP Shares will be declared and paid as nearly pro rata as possible in proportion to the respective amounts of dividends and other distributions accumulated but unpaid on the VRTP Shares and each such other class or series of shares of beneficial interest on the relevant dividend payment dates therefor.

(iv)               Any dividend payment made on VRTP Shares of a Series shall first be credited against the dividends and other distributions accumulated with respect to the earliest Dividend Period for such Series for which dividends and other distributions have not been paid.

(d)                Not later than 11:00 a.m., New York City time, on the Dividend Payment Date for a Series of VRTP Shares, the Trust shall deposit with the Redemption and Paying Agent Deposit Securities having an aggregate Market Value on such date sufficient to pay the dividends and other distributions that are payable on such Dividend Payment Date in respect of such Series. The Trust may direct the Redemption and Paying Agent with respect to the investment or reinvestment of any such Deposit Securities so deposited prior to the Dividend Payment Date, provided that such investment consists exclusively of Deposit Securities and provided further

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that the proceeds of any such investment will be available as same day funds at the opening of business on such Dividend Payment Date.

(e)                All Deposit Securities deposited with the Redemption and Paying Agent for the payment of dividends payable on a Series of VRTP Shares shall be held in trust for the payment of such dividends by the Redemption and Paying Agent for the benefit of the Holders of such Series entitled to the payment of such dividends pursuant to Section 2.2(f). Any moneys paid to the Redemption and Paying Agent in accordance with the foregoing but not applied by the Redemption and Paying Agent to the payment of dividends, including interest earned on such moneys while so held, will, to the extent permitted by law, be repaid to the Trust as soon as possible after the date on which such moneys were to have been so applied, upon request of the Trust.

(f)                Dividends on VRTP Shares of a Series shall be paid on each Dividend Payment Date for such Series to the Holders of the VRTP Shares of such Series as their names appear on the registration books of the Trust at the close of business on the day immediately preceding such Dividend Payment Date (or, if such day is not a Business Day, the immediately preceding Business Day). Dividends in arrears on VRTP Shares of a Series for any past Dividend Period may be declared and paid at any time out of then existing Legally Available Funds, without reference to any regular Dividend Payment Date, to the Holders of the VRTP Shares of such Series as their names appear on the registration books of the Trust on a date, not exceeding fifteen (15) calendar days preceding the payment date thereof, as may be fixed by the Board of Trustees. No interest or sum of money in lieu of interest will be payable in respect of any dividend payment or payments on VRTP Shares of any Series which may be in arrears.

(g)                  (i) The Dividend Rate on a Series of VRTP Shares shall be adjusted to the Increased Rate for any day on which:

(A)               the Trust has failed to deposit with the Redemption and Paying Agent by 11:00 a.m., New York City time, on a Dividend Payment Date for such Series, Deposit Securities (as a result of complying with Section 2.2(c) or otherwise) that will provide same-day funds available to the Redemption and Paying Agent on such Dividend Payment Date sufficient to pay the full amount of any dividend on such Series payable on such Dividend Payment Date (a “Dividend Failure”) and such Dividend Failure has not ended as contemplated by Section 2.2(g)(ii) on or prior to the third (3rd) Business Day from such Dividend Payment Date;

(B)               the Trust has failed to deposit with the Redemption and Paying Agent by 11:00 a.m., New York City time, on an applicable Redemption Date for such Series, Deposit Securities that will provide same-day funds available to the Redemption and Paying Agent on such Redemption Date sufficient to pay the full amount of the Redemption Price payable in respect of such Series on such Redemption Date (a “Redemption Failure”) and such Redemption Failure has not ended as contemplated by Section 2.2(g)(ii) on or prior to the Business Day immediately following such Redemption Date;

(C)              (i) any Rating Agency has withdrawn its credit rating on such Series of VRTP Shares other than due to the Rating Agency ceasing to rate closed-end

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management investment companies generally or (ii) the Board of Trustees has terminated the designation of a Rating Agency without complying with the requirements of Section 2.7 and, in the case of clause (i) above, such withdrawal is continuing (unless the VRTP Shares of such Series are then rated by at least two (2) Rating Agencies) and, in the case of clause (ii) above, the VRTP Shares of such Series are not then rated by at least two Rating Agencies;

(D)              a Registration Rights Failure has occurred and is continuing with respect to such Series;

(E)               the Trust or the Internal Revenue Service has made a final determination that for federal tax purposes such Series of VRTP Shares are not equity in a regulated investment company for federal income tax purposes (a “Tax Event”) and such determination has not been reversed, revoked or rescinded;

(F)               the Trust has failed, on or before the applicable Asset Coverage Cure Date, to cure a failure to maintain Asset Coverage as required by Section 2.4(a) and such failure to achieve the required Asset Coverage is continuing, provided that, to the extent the Trust seeks to achieve the required Asset Coverage through the redemption of VRTP Shares and/or of other Preferred Shares, compliance with the Asset Coverage requirements of Section 2.4(a) for purposes of this clause (F) will not be deemed to be achieved until the day on which the Trust issued a notice of redemption for such VRTP Shares or other Preferred Shares, and the Trust has deposited Deposit Securities (in the case of the VRTP Shares) and/or other funds or securities (in accordance with the terms of any other Preferred Shares) in trust with the paying agent for such VRTP Shares or other Preferred Shares, sufficient to pay in same day funds the full redemption price for such VRTP Shares or other Preferred Shares (or the portion thereof to be redeemed);

(G)              the Trust has failed, on or before the applicable Effective Leverage Ratio Cure Date, to cure a failure to maintain the Effective Leverage Ratio as required by Section 2.4(c) and such failure to achieve the required Effective Leverage Ratio is continuing, provided that, to the extent the Trust seeks to achieve the required Effective Leverage Ratio through the redemption of “senior securities” (as defined in the 1940 Act), compliance with the Effective Leverage Ratio requirements of Section 2.4(c) for purposes of this clause (G) will not be deemed to be achieved until the day on which the Trust has issued a notice of redemption for such senior securities and the Trust has delivered sufficient Deposit Securities (in the case of VRTP Shares) or sufficient securities and/or other funds or securities (in accordance with the terms of any other senior securities) in trust to the Redemption and Paying Agent or other applicable paying agent for such senior securities, sufficient to pay in same day funds the full redemption price for such VRTP Shares or other senior securities;

(H)              the Trust has failed to deliver the information required by Section 6.1(o) of the Initial Purchase Agreement within five (5) Business Days following notification from the Agent of such failure and such failure is continuing;

(I)                  the Trust has failed to comply with Section 6.8, Section 6.9 or Section 7.15(b) of the Initial Purchase Agreement and such failure is continuing for more than five (5) Business Days;

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(J)                the Trust has failed to declare dividends on the VRTP Shares of a Series out of then existing Legally Available Funds in accordance with Section 2.2(b) and such failure is continuing; or

(K)               the failure of the Trust to redeem in full (or repurchase and retire) all of the outstanding Auction Preferred Shares on or prior to January 31, 2013.

(ii)                 A Dividend Failure or a Redemption Failure on a Series of VRTP Shares shall end on the Business Day on which, by 11:00 a.m., New York City time, Deposit Securities that will provide an aggregate amount of same-day funds on such date equal to all accumulated but unpaid dividends on the VRTP Shares of such Series or the entire unpaid Redemption Price of the VRTP Shares of such Series, respectively, shall have been deposited irrevocably in trust with the Redemption and Paying Agent.

(iii)               If the NAV determined as of the last Business Day of any Dividend Period is less than seventy-five per cent (75%) of the NAV determined as of the last Business Day of the preceding Dividend Period (the “Triggering NAV”), the Dividend Rate on such Series of VRTP Shares shall be adjusted to the Increased Rate for each day until the NAV determined as of the last Business Day of any subsequent Dividend Period is equal to or greater than seventy-five (75%) of the Triggering NAV.

2.3              Liquidation Rights.

(a)                In the event of any liquidation, dissolution or winding up of the affairs of the Trust, whether voluntary or involuntary, the Holders of VRTP Shares shall be entitled to receive out of the assets of the Trust available for distribution to shareholders, after satisfying claims against, and obligations of, the Trust to the extent required by applicable law but before any distribution or payment shall be made in respect of the Common Shares or any other class of shares of the Trust ranking junior to the VRTP Shares upon dissolution, liquidation or winding up, a liquidation distribution equal to the Liquidation Preference for such VRTP Shares, plus an amount equal to all dividends thereon (whether or not earned or declared) accumulated but unpaid to (but excluding) the date of the final liquidation distribution in same-day funds. After the payment to the Holders of VRTP Shares of the full preferential amounts provided for in this Section 2.3(a), the Holders of VRTP Shares shall have no right or claim to any of the remaining assets of the Trust.

(b)                If, upon any liquidation, dissolution or winding up of the affairs of the Trust, whether voluntary or involuntary, the assets of the Trust available for distribution among the Holders of all Outstanding VRTP Shares and any other outstanding Preferred Shares ranking on a parity with the VRTP Shares shall be insufficient to permit the payment in full to such Holders of the Liquidation Preference of such VRTP Shares plus accumulated and unpaid dividends and other distributions on such VRTP Shares as provided in Section 2.3(a) above and the amounts due upon liquidation with respect to such other Preferred Shares, then such available assets shall be distributed among the Holders of such VRTP Shares and such other Preferred Shares ratably in proportion to the respective preferential liquidation amounts to which they are entitled. In connection with any liquidation, dissolution or winding up of the affairs of the Trust, whether voluntary or involuntary, unless and until the Liquidation Preference on each

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Outstanding VRTP Share plus accumulated and unpaid dividends and other distributions on such VRTP Shares as provided in Section 2.3(a) above have been paid in full to the Holders thereof, no dividends, distributions or other payments will be made on, and no redemption, purchase or other acquisition by the Trust will be made by the Trust in respect of, the Common Shares or any other class of shares of the Trust ranking junior to the VRTP Shares upon dissolution, liquidation or winding up.

(c)                Neither the sale of all or substantially all of the property or business of the Trust, nor the merger, consolidation or reorganization of the Trust into or with any other business or statutory trust, corporation or other entity, nor the merger, consolidation or reorganization of any other business or statutory trust, corporation or other entity into or with the Trust, shall be a dissolution, liquidation or winding up, whether voluntary or involuntary, for the purpose of this Section 2.3.

2.4              Coverage & Leverage Tests.

(a)                Asset Coverage Requirement. For so long as any VRTP Shares of any Series are Outstanding, the Trust shall have Asset Coverage of at least 225% as of the close of business on each Business Day. If the Trust shall fail to maintain such Asset Coverage as of any time as of which such compliance is required to be determined as aforesaid, the provisions of Section 2.5(b)(i) shall apply, which provisions to the extent complied with, along with the payment of any applicable Increased Rate, shall constitute the sole remedy for the Trust’s failure to comply with the provisions of this Section 2.4(a).

(b)                Calculation of Asset Coverage. For purposes of determining whether the requirements of Section 2.4(a) are satisfied, (i) no VRTP Shares of any Series or other Preferred Shares shall be deemed to be Outstanding for purposes of any computation required by Section 2.4(a) if, prior to or concurrently with such determination, Deposit Securities (in the case of the VRTP Shares) and/or other funds or securities (in accordance with the terms of such other Preferred Shares) sufficient to pay in same day funds the full redemption price for such Series or other Preferred Shares (or the portion thereof to be redeemed) shall have been deposited in trust with the paying agent for such Series or other Preferred Shares and the requisite notice of redemption for such Series or other Preferred Shares (or the portion thereof to be redeemed) shall have been given, and (ii) the Deposit Securities or such other sufficient securities or funds that shall have been so deposited with the applicable paying agent shall not be included as assets of the Trust for purposes of such computation.

(c)                Effective Leverage Ratio Requirement. For so long as VRTP Shares of any Series are Outstanding, the Effective Leverage Ratio shall not exceed 45% (or 46% solely by reason of fluctuations in the Market Value of the Trust’s assets) as of the close of business on any Business Day. If the Effective Leverage Ratio shall exceed the applicable percentage provided in the preceding sentence as of any time as of which such compliance is required to be determined as aforesaid, the provisions of Section 2.5(b)(ii) shall apply, which provisions to the extent complied with, along with the payment of any applicable Increased Rate, shall constitute the sole remedy for the Trust’s failure to comply with the provisions of this Section 2.4(c).

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(d)                Calculation of Effective Leverage Ratio. For purposes of determining whether the requirements of Section 2.4(c) are satisfied, the “Effective Leverage Ratio” on any date of determination shall mean the quotient of:

(i)                  The sum of (A) the aggregate liquidation preference of the Trust’s “senior securities” (as that term is defined in the 1940 Act) that are stock for purposes of the 1940 Act, plus any accumulated but unpaid dividends thereon, excluding, without duplication, (x) any such senior securities for which the Trust has issued a notice of redemption and either has delivered sufficient Deposit Securities (in the case of VRTP Shares) or sufficient securities or funds (in accordance with the terms of any other such senior securities) to the Redemption and Paying Agent or other applicable paying agent for such senior securities or otherwise has adequate Deposit Securities (in the case of the VRTP Shares) or sufficient securities or funds (in the case of any other such senior securities) on hand for the purpose of such redemption and (y) any such senior securities that are to be redeemed with net proceeds from the sale of the VRTP Shares, for which the Trust has delivered sufficient Deposit Securities (in the case of the VRTP Shares) or sufficient securities or funds (in accordance with the terms of such other senior securities) to the Redemption and Paying Agent or other applicable paying agent for such senior securities or otherwise has adequate Deposit Securities (in the case of the VRTP Shares) or sufficient securities or funds (in the case of any other such senior securities) on hand for the purpose of such redemption and (B) the aggregate principal amount of the Trust’s “senior securities representing indebtedness” (as that term is defined in the 1940 Act), plus any accrued but unpaid interest thereon; divided by

(ii)                 An amount equal to (A) the Market Value of the Trust’s total assets (including amounts attributable to senior securities, but excluding any assets consisting of Deposit Securities or securities or funds referred to in clauses (A)(x) and A(y) of Section 2.4(d)(i) above), less the amount of the Trust’s accrued liabilities (which accrued liabilities shall include net obligations of the Trust under each Derivative Contract in an amount equal to the Derivative Termination Value thereof payable by the Trust to the related counterparty) other than liabilities for the aggregate principal amount of the Trust’s outstanding “senior securities representing indebtedness” (as that term is defined in the 1940 Act) minus (B) the Overconcentration Amount.

2.5              Redemption. Each Series of VRTP Shares shall be subject to redemption by the Trust as provided below:

(a)                Term Redemption. The Trust shall redeem all of the VRTP Shares of a Series on the Term Redemption Date for such Series, out of then existing Legally Available Funds, at a price per share equal to the Liquidation Preference for such Series plus an amount equal to all unpaid dividends and other distributions on such VRTP Shares accumulated in respect of such VRTP Shares through (but excluding) the Term Redemption Date for such Series (whether or not earned or declared by the Trust, but without interest thereon, and subject to Section 2.5(e)(vi)) (the “Term Redemption Price”); provided, however, that the Trust shall have the right, exercisable not more than 365 days nor less than 90 days prior to the Term Redemption Date of a Specified Series, to request that the Specified Holder extend the Term Redemption Date for such Specified Series by at least an additional 364-days (a “Term Extension Request”), which request may be conditioned upon terms and conditions that are different from the terms

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and conditions set forth herein. Each Specified Holder shall, no later than 30 days after receiving a Term Extension Request, notify the Trust and the Redemption and Paying Agent of its acceptance or rejection of such request, which acceptance by such Specified Holder may be conditioned upon terms and conditions which are different from the terms and conditions set forth herein or the terms and conditions proposed by the Trust in making an extension request (a “Conditional Acceptance”). If any Specified Holder fails to notify the Trust and the Redemption and Paying Agent of its acceptance or rejection of the Trust’s request for extension within such 30-day period, such failure to respond shall constitute a rejection of such request. If any Specified Holder provides a Conditional Acceptance, then the Trust shall have 30 days thereafter to notify such Specified Holder and each other Specified Holder of its acceptance or rejection of the terms and conditions specified in the Conditional Acceptance. The Trust’s failure to notify all Specified Holders within such 30-day period will be deemed a rejection of the terms and conditions specified in the Conditional Acceptance. Each Specified Holder may grant or deny any request for an extension of the Term Redemption Date of its Specified Series in its sole and absolute discretion.

(b)                Asset Coverage and Effective Leverage Ratio Mandatory Redemption.

(i)                  Asset Coverage Mandatory Redemption. (A) If the Trust fails to comply with the Asset Coverage requirement as provided in Section 2.4(a) and such failure is not cured as of the related Asset Coverage Cure Date, the Trust shall, to the extent permitted by the 1940 Act and Massachusetts law, by the close of business on the Business Day next following such Asset Coverage Cure Date, (x) cause a notice of redemption to be issued, and cause to be deposited Deposit Securities (in the case of the VRTP Shares) or sufficient securities or funds (in the case of any other Preferred Shares) in trust with the Redemption and Paying Agent or other applicable paying agent, in each case in accordance with the terms of the Preferred Shares to be redeemed, for the redemption of a sufficient number of Preferred Shares, that, to the extent permitted by the 1940 Act and Massachusetts law, would enable the Trust to meet the requirements of Section 2.5(b)(i)(B) or (y) deliver to the Holders of VRTP Shares a certificate signed by a duly authorized officer of the Trust that specifies the identity and Market Value of assets of the Trust for which the Trust has entered into corrective trades in order to satisfy the Asset Coverage requirement as provided in Section 2.4(a) and certifies that the Asset Coverage requirement as provided in Section 2.4(a) shall be satisfied by reason of such trades on or prior to the twentieth (20th) day following such Asset Coverage Cure Date. If the Trust elects to effect a redemption pursuant to Section 2.5(b)(i)(A)(x), the Trust shall allocate such redemption on a pro rata basis among different series of Preferred Shares (including each Series of VRTP Shares) based upon the proportion the aggregate liquidation preference of the outstanding Preferred Shares of any series bears to the aggregate liquidation preference of all outstanding series of Preferred Shares (a “Pro Rata Allocation”). In the event that any VRTP Shares of a Series then Outstanding are to be redeemed pursuant to Section 2.5(b)(i)(A)(x), the Trust shall redeem such VRTP Shares, out of then existing Legally Available Funds, at a price per share equal to the Liquidation Preference plus an amount equal to all unpaid dividends and other distributions on such VRTP Shares accumulated in respect of such VRTP Shares through (but excluding) the date fixed for such redemption by the Board of Trustees (whether or not earned or declared by the Trust, but without interest thereon, and subject to Section 2.5(e)(vi)) (the “Mandatory Redemption Price”).

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(B)       On the Redemption Date for a redemption contemplated by Section 2.5(b)(i)(A)(x), the Trust shall redeem at the Mandatory Redemption Price, out of then existing Legally Available Funds, such number of Preferred Shares (based upon a number and proportion of each series of Preferred Shares as shall be necessary to effect a Pro Rata Allocation) as shall be equal to the lesser of (x) the minimum number of Preferred Shares, the redemption of which, if deemed to have occurred immediately prior to the opening of business on the day following the Asset Coverage Cure Date, would result in the Trust having Asset Coverage on such Asset Coverage Cure Date of at least 225% (provided, however, that if there is no such minimum number of VRTP Shares and other Preferred Shares the redemption or retirement of which would have such result, all VRTP Shares and other Preferred Shares then outstanding shall be redeemed) and (y) the maximum number of Preferred Shares that can be redeemed out of then existing Legally Available Funds in accordance with the Declaration of Trust and applicable law. The Trust shall effect any such redemption on the date fixed by the Trust therefor, which date shall not be later than thirty (30) calendar days after such Asset Coverage Cure Date, except that if the Trust does not have Legally Available Funds for the redemption of all of the required number of VRTP Shares and other Preferred Shares which have been designated to be redeemed or the Trust is otherwise unable to effect such redemption on or prior to thirty (30) calendar days after such Asset Coverage Cure Date, the Trust shall (i) redeem those VRTP Shares and other Preferred Shares that it is able to redeem (based upon a number and proportion of each series of Preferred Shares as shall be necessary to effect a Pro Rata Allocation) and (ii) redeem those VRTP Shares and other Preferred Shares which it was unable to redeem on the earliest practicable date on that it is able to effect such redemption (based upon a number and proportion of each series of Preferred Shares as shall be necessary to effect a Pro Rata Allocation). If fewer than all of the Outstanding VRTP Shares of a Series are to be redeemed pursuant to this Section 2.5(b)(i)(B), the number of VRTP Shares of such Series to be redeemed shall be redeemed (A) pro rata among the Outstanding VRTP Shares of such Series,

(B) by lot or (C) in such other manner as the Board of Trustees may determine to be fair and equitable.

(ii)                 Effective Leverage Ratio Mandatory Redemption. (A) If (x) the Trust fails to comply with the Effective Leverage Ratio requirement as provided in Section 2.4(c), (y) with respect to the Specified Series, the Trust fails to comply with the Effective Leverage Ratio requirement determined as set forth in Section 6.10 of the Initial Purchase Agreement if such requirement shall still be in effect in accordance with the terms of the Initial Purchase Agreement, or (z) with respect to any other Series of VRTP Shares issued pursuant to this Amendment, the Trust fails to comply with any additional requirements relating to the determination of the Effective Leverage Ratio requirement determined pursuant to the Purchase Agreement or Appendix applicable to such Series, and, in any such case, such failure is not cured as of the close of business on the date that is seven (7) Business Days following the Business Day on which such non-compliance is first determined (the “Effective Leverage Ratio Cure Date”), the Trust shall not later than the close of business on the Business Day next following the Effective Leverage Ratio Cure Date initiate procedures to cause the Effective Leverage Ratio (determined, as applicable, in accordance with the requirements applicable to the determination of the Effective Leverage Ratio under this Amendment and the related Appendix, the Initial Purchase Agreement or other Purchase Agreement for any applicable Series of VRTP Shares in respect of which the Effective Leverage Ratio is being determined) not to exceed the Effective Leverage Ratio required under Section 2.4(c) (without giving effect to the parenthetical

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provision in the first sentence of Section 2.4(c)) as so determined, by (x) to the extent permitted by the 1940 Act and Massachusetts law, causing a notice of redemption to be issued fixing a redemption date, and causing to be deposited sufficient Deposit Securities (in the case of the VRTP Shares) or sufficient securities or funds (in the case of any other Preferred Shares) in trust with the Redemption and Paying Agent or other applicable paying agent, in each case in accordance with the terms of the Preferred Shares to be redeemed, for the redemption of a sufficient number of Preferred Shares, based upon a number and proportion of each series of Preferred Shares as shall be necessary to effect a Pro Rata Allocation, or (y) delivering to the Holders of the VRTP Shares a certificate signed by a duly authorized officer of the Trust that specifies the identity and Market Value of assets of the Trust for which the Trust has entered into corrective trades in order to satisfy the Effective Leverage Ratio requirement as provided in Section 2.4(c) and certifies that the Effective Leverage Ratio requirement as provided for in Section 2.4(c) shall be satisfied by reason of such trades on or prior to the twentieth (20th) day following the Effective Leverage Ratio Cure Date. In the event that any VRTP Shares of a Series are to be redeemed pursuant to clause (x) of the preceding sentence of this Section 2.5(b)(ii)(A), the Trust shall redeem such VRTP Shares at a price per VRTP Share equal to the Mandatory Redemption Price.

(B)       On the Redemption Date selected by the Trust for a redemption contemplated by clause (x) of Section 2.5(b)(ii)(A) (which date shall not be later than the later of (i) thirty (30) calendar days after such Effective Leverage Ratio Cure Date and (ii) the date on which shares of each outstanding series of Preferred Shares of the Trust may be redeemed in accordance with the redemption procedures applicable to such Preferred Shares), the Trust shall not redeem more than the maximum number of Preferred Shares that can be redeemed out of then existing Legally Available Funds in accordance with the Declaration of Trust and applicable law. If the Trust is unable to redeem the required number of VRTP Shares and other Preferred Shares which have been designated to be redeemed in accordance with clause (x) of Section 2.5(b)(ii)(A) due to the unavailability of Legally Available Funds, the Trust shall (i) redeem those VRTP Shares and other Preferred Shares that it is able to redeem (based upon the number and proportion of each series of Preferred Shares as shall be necessary to effect a Pro Rata Allocation) and (ii) redeem those VRTP Shares and other Preferred Shares which it was unable to redeem on the earliest practicable date on that it is able to effect such redemption (based upon the number and proportion of each series of Preferred Shares as shall be necessary to effect a Pro Rata Allocation). If fewer than all of the Outstanding VRTP Shares of a Series are to be redeemed pursuant to clause (x) of Section 2.5(b)(ii)(A), the number of VRTP Shares of such Series to be redeemed shall be redeemed (A) pro rata among the Outstanding VRTP Shares of such Series, (B) by lot or (C) in such other manner as the Board of Trustees may determine to be fair and equitable.

(c)                Redemption upon the Occurrence of Certain Events.

(i)                  The Trust shall redeem all of the VRTP Shares upon the occurrence of any of the following events:

(A)               the occurrence of a Dividend Payment Failure Event (other than a Dividend Payment Failure Event that was directly caused by a Force Majuere Event) for a

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third time for any reason and without regard to whether the first two Dividend Payment Failure Events have ended as contemplated pursuant to Section 2.2(g)(ii);

(B)               an Insolvency Event occurs;

(C)              the Investment Management Agreement terminates or otherwise ceases to be in full force or effect for any reason or the Trust or the Adviser challenges the validity or the enforceability thereof;

(D)              without limiting the obligations of the Trust to redeem any or all of the VRTP Shares pursuant to, and in accordance with the provisions hereof relating to, any other Mandatory Redemption Event, an Increased Rate Event continues for more than one hundred and eighty (180) days;

(E)               the Credit Facility (i) terminates prior to the Term Redemption Date of any Specified Series or otherwise ceases to be in full force or effect for any reason, (ii) the Trust challenges the validity or the enforceability of the Credit Facility or (iii) any amounts due and payable in respect of Advances (as defined therein) have been accelerated as a result of an Event of Default (as defined therein) thereunder; or

(F)               the failure of the Trust to redeem in full (or repurchase and retire) all of the outstanding Auction Preferred Shares on or prior to January 31, 2013.

(ii)                 Upon the occurrence of any such event, referenced in Section 2.5(c), the Trust shall redeem all of the VRTP Shares, at a price equal to the Liquidation Preference for such VRTP Shares, plus an amount equal to all unpaid dividends and other distributions on such VRTP Shares accumulated in respect of such VRTP Shares through (but excluding) the Redemption Date (whether or not earned or declared, by the Trust, but without interest thereon) and subject to Section 2.5(e)(vi). The Trust shall effect any such redemption on the date fixed by the Trust therefor pursuant to Section 2.5(e), except that if the Trust does not have Legally Available Funds for the redemption of all of the VRTP Shares, the Trust shall (i) redeem those VRTP Shares that it is able to redeem (based upon a number and proportion of each series of VRTP Shares as shall be necessary to effect a Pro Rata Allocation) and (ii) redeem those VRTP Shares which it was unable to redeem on the earliest practicable date on that it is able to effect such redemption (based upon a number and proportion of each series of Preferred Shares as shall be necessary to effect a Pro Rata Allocation).

(d)                Optional Redemption.

(i)                  Subject to the provisions of Section 2.5(d)(ii) and Section 2.5(d)(iv), the Trust may, solely for purposes of decreasing the leverage of the Trust, at its option on any Business Day (an “Optional Redemption Date”) redeem in whole or from time to time in part the Outstanding VRTP Shares of any Series, out of then existing Legally Available Funds, at a redemption price per VRTP Share (the “Optional Redemption Price”) equal to (x) the Liquidation Preference for such VRTP Shares plus (y) an amount equal to all unpaid dividends and other distributions on such VRTP Share of such Series accumulated in respect of such VRTP Shares through (but excluding) the Optional Redemption Date (whether or not earned or declared

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by the Trust, but without interest thereon, and subject to Section 2.5(e)(vi) and any Liquidation Fee payable in respect of the Series L VRTP Shares).

(ii)                 If fewer than all of the outstanding VRTP Shares of a Series are to be redeemed pursuant to Section 2.5(d)(i), the VRTP Shares of such Series to be redeemed shall be selected either (A) pro rata among the Outstanding shares of such Series, (B) by lot or (C) in such other manner as the Board of Trustees may determine to be fair and equitable. Subject to the provisions of this Amendment and applicable law, the Board of Trustees will have the full power and authority to prescribe the terms and conditions upon which VRTP Shares will be redeemed pursuant to this Section 2.5(d) from time to time.

(iii)               The Trust may not on any date deliver a Notice of Redemption pursuant to Section 2.5(e) in respect of a redemption contemplated to be effected pursuant to this Section 2.5(d) unless on such date the Trust has available Deposit Securities having a Market Value not less than the amount that will be due to Holders of VRTP Shares by reason of the redemption of such VRTP Shares on the Optional Redemption Date contemplated by such Notice of Redemption. Subject to Section 2.5(d)(iv), the Trust may not, without the consent of the Majority Holders, use proceeds from the issuance of senior securities (as the term is defined under the 1940 Act) in order to effect a redemption of VRTP Shares pursuant to Section 2.5(d)(i).

(iv)               Notwithstanding the foregoing, solely during the period of 180 days immediately preceding the Term Redemption Date for VRTP Shares of a Series, the Trust may effect a redemption of all Outstanding VRTP Shares of such Series pursuant to Section 2.5(d)(i) without reducing the leverage of the Trust and may use the proceeds from the issuance of senior securities to effect such redemption.

(e)                Procedures for Redemption.

(i)                  If the Trust shall elect or be required to redeem, in whole or in part, VRTP Shares of a Series pursuant to Section 2.5(a), (b), (c), or (d), the Trust shall deliver a notice of redemption (the “Notice of Redemption”), by overnight delivery, by first class mail, postage prepaid or by Electronic Means to Holders thereof, or request the Redemption and Paying Agent, on behalf of the Trust, to promptly do so by overnight delivery, by first class mail, postage prepaid or by Electronic Means. A Notice of Redemption shall be provided not more than forty-five (45) calendar days and not less than fifteen (15) calendar days (or such shorter or longer notice period as specified in or as required to comply with Section 2.5(b)(i) and Section 2.5(b)(ii) or as may be consented to by all of the Holders) prior to the date, which shall be a Business Day, fixed for redemption in such Notice of Redemption (the “Redemption Date”). Each such Notice of Redemption shall state: (A) the Redemption Date; (B) the Series and number of VRTP Shares to be redeemed; (C) the CUSIP number for VRTP Shares of such Series; (D) the applicable Redemption Price on a per share basis; (E) if applicable, the place or places where the security certificate(s) for such shares (properly endorsed or assigned for transfer, if the Board of Trustees requires and the Notice of Redemption states) are to be surrendered for payment of the Redemption Price; (F) that, except as expressly provided in this Amendment, dividends on the VRTP Shares to be redeemed will cease to accumulate from and after such Redemption Date; and (G) the provisions of this Amendment under which such

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redemption is made. If fewer than all VRTP Shares held by any Holder are to be redeemed, the Notice of Redemption delivered to such Holder shall also specify the number of VRTP Shares to be redeemed from such Holder and, if applicable, the method of determining such number. The Trust may provide in any Notice of Redemption relating to an optional redemption contemplated to be effected pursuant to this Amendment that such redemption is subject to one or more conditions precedent not otherwise expressly set forth herein and that the Trust shall not be required to effect such redemption unless each such condition has been satisfied at the time or times and in the manner specified in such Notice of Redemption. No defect in the Notice of Redemption or delivery thereof shall affect the validity of redemption proceedings, except as required by applicable law.

(ii)                 If the Trust shall give a Notice of Redemption, then at any time from and after the giving of such Notice of Redemption and prior to 11:00 a.m., New York City time, on the Redemption Date (so long as any conditions precedent to such redemption have been met or waived by the Trust), the Trust shall (A) deposit with the Redemption and Paying Agent Deposit Securities having an aggregate Market Value on the date thereof no less than the Redemption Price of the VRTP Shares to be redeemed on the Redemption Date and (B) give the Redemption and Paying Agent irrevocable instructions and authority to pay the applicable Redemption Price to the Holders of VRTP Shares called for redemption on the Redemption Date. The Trust may direct the Redemption and Paying Agent with respect to the investment of any Deposit Securities consisting of cash so deposited prior to the Redemption Date, provided that the proceeds of any such investment shall be available at the opening of business on the Redemption Date as same-day funds. Notwithstanding the provisions of the preceding sentence, if the Redemption Date is the Term Redemption Date, then such deposit of Deposit Securities (which may come in whole or in part from the Term Redemption Liquidity Account) shall be made no later than the 15th calendar day (or, if such day is not a Business Day, the next succeeding Business Day) of the month prior to the month in which the Term Redemption Date occurs.

(iii)               Upon the date of the deposit of such Deposit Securities, all rights of the Holders of VRTP Shares so called for redemption shall cease and terminate except the right of the Holders thereof to receive the Redemption Price thereof and such VRTP Shares shall no longer be deemed Outstanding for any purpose whatsoever (other than (A) the transfer thereof prior to the applicable Redemption Date and (B) the accumulation of dividends thereon in accordance with the terms hereof, including Section 2.5(e)(vi), up to (but excluding) the applicable date of redemption of such VRTP Shares, which accumulated dividends shall be payable only as part of the applicable Redemption Price on the date of redemption of such VRTP Shares). The Trust shall be entitled to receive, promptly after the date of redemption of any VRTP Shares called for redemption on a Redemption Date, any Deposit Securities in excess of the aggregate Redemption Price of such VRTP Shares. Any Deposit Securities so deposited that are unclaimed at the end of three hundred sixty-five (365) calendar days from the date of redemption of any VRTP Shares called for redemption on a Redemption Date shall, to the extent permitted by law, be repaid to the Trust, after which the Holders of VRTP Shares so called for redemption shall look only to the Trust for payment of the Redemption Price thereof. The Trust shall be entitled to receive, from time to time after the date of redemption of any VRTP Shares called for redemption on a Redemption Date, any interest on the Deposit Securities deposited to effect such redemption that is not applied therefor.

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(iv)               Notwithstanding the other provisions of this Section 2.5, except as otherwise required by law, the Trust shall not redeem any VRTP Shares or other series of Preferred Shares ranking on a parity with the VRTP Shares with respect to dividends and other distributions unless all accumulated and unpaid dividends and other distributions on all Outstanding VRTP Shares and such other series of Preferred Shares for all applicable past dividend periods (whether or not earned or declared by the Trust) (x) shall have been or are contemporaneously paid or (y) shall have been or are contemporaneously declared and sufficient Deposit Securities (in the case of the VRTP Shares) or sufficient securities or funds (in accordance with the terms of such other Preferred Shares) for the payment of such dividends and other distributions shall have been or are contemporaneously deposited with the Redemption and Paying Agent or other applicable paying agent for such VRTP Shares or other Preferred Shares in accordance with the terms of the VRTP Shares or other Preferred Shares, provided, however, that the foregoing shall not prevent the purchase or acquisition by the Trust of Outstanding VRTP Shares pursuant to an otherwise lawful purchase or exchange offer made on the same terms to Holders of all Outstanding VRTP Shares and any such other series of Preferred Shares for which all accumulated and unpaid dividends and other distributions have not been paid.

(v)                To the extent that any redemption for which a Notice of Redemption has been provided is not made by reason of the absence of Legally Available Funds therefor in accordance with the Declaration of Trust, this Amendment, and applicable law, such redemption shall be made as soon as practicable to the extent such funds become available. In the case of any redemption of VRTP Shares pursuant to Section 2.5(d), no Redemption Failure shall be deemed to have occurred if the Trust shall fail to deposit in trust with the Redemption and Paying Agent the Redemption Price with respect to any shares where (x) the Notice of Redemption relating to such redemption provided that such redemption was subject to one or more conditions precedent and (y) any such condition precedent shall not have been satisfied at the time or times and in the manner specified in such Notice of Redemption.

(vi)               Notwithstanding anything to the contrary herein or in any Notice of Redemption, if the Trust shall not have redeemed VRTP Shares on the applicable Redemption Date for which a Notice of Redemption has been provided, the Holders of VRTP Shares shall continue to be entitled to receive dividends on such VRTP Shares at the Dividend Rate for the period from, and including, such Redemption Date through, but excluding, the date on which such VRTP Shares are actually redeemed and such dividends, to the extent accumulated, but unpaid, during such period (whether or not earned or declared but without interest thereon), shall be included in the Redemption Price for such VRTP Shares.

(f)                  Redemption and Paying Agent as Trustee of Redemption Payments by Trust. All Deposit Securities transferred to the Redemption and Paying Agent for payment of the Redemption Price of VRTP Shares called for redemption shall be held in trust by the Redemption and Paying Agent for the benefit of Holders of VRTP Shares so to be redeemed until paid to such Holders in accordance with the terms hereof or returned to the Trust in accordance with the provisions of Section 2.5(e)(iii) above.

(g)                Compliance With Applicable Law. In effecting any redemption pursuant to this Section 2.5, the Trust shall use its best efforts to comply with all applicable conditions precedent to effecting such redemption under the 1940 Act and any applicable Massachusetts

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law, but shall effect no redemption except in accordance with the 1940 Act and any applicable Massachusetts law.

(h)                Modification of Redemption Procedures. Notwithstanding the foregoing provisions of this Section 2.5, the Trust may, in its sole discretion and without a shareholder vote, modify the procedures set forth above with respect to notification of redemption for the VRTP Shares (other than the 15-day period for delivery of a Notice of Redemption), provided that such modification does not materially and adversely affect the Holders of VRTP Shares or cause the Trust to violate any applicable law, rule or regulation; and provided further that no such modification shall in any way alter the rights or obligations of the Redemption and Paying Agent without its prior consent.

2.6              Voting Rights.

(a)                One Vote Per VRTP Share. Except as otherwise provided in the Declaration of Trust, this Amendment, or as otherwise required by law, (i) each Holder of Outstanding VRTP Shares shall be entitled to one vote for each Outstanding VRTP Share held by such Holder on each matter submitted to a vote of all shareholders of the Trust, and (ii) the Holders of outstanding Preferred Shares, including VRTP Shares, and Common Shares shall vote together as a single class; provided, however, that, as provided in Article IV, Section 2 of the Declaration of Trust, the Holders of outstanding Preferred Shares, including VRTP Shares, shall be entitled, as a class, to the exclusion of the Holders of Common Shares and all other securities of the Trust, to elect two Trustees of the Trust at all times. Two of the existing Trustees as of the date of this Amendment will be designated by the Trustees as of that date as the initial Trustees elected by the Holders of the outstanding Preferred Shares. Subject to Section 2.6(b), the Holders of outstanding Common Shares and Preferred Shares, including VRTP Shares, voting together as a single class, shall elect the balance of the Trustees.

(b)                Voting For Additional Trustees.

(i)                  Voting Period. During any period in which any one or more of the conditions described in clauses (A) or (B) of this Section 2.6(b)(i) shall exist (such period being referred to herein as a “Voting Period”), the number of Trustees constituting the Board of Trustees shall be automatically increased by the smallest number that, when added to the two Trustees elected exclusively by the Holders of outstanding Preferred Shares, including VRTP Shares, would constitute a majority of the Board of Trustees as so increased by such smallest number; and the Holders of outstanding Preferred Shares, including VRTP Shares, shall be entitled, voting as a class on a one-vote-per-share basis (to the exclusion of the Holders of all other securities and classes of shares of the Trust), to elect such smallest number of additional Trustees, together with the two Trustees that such Holders are in any event entitled to elect. A Voting Period shall commence:

(A)               if, at the close of business on any dividend payment date, accumulated dividends (whether or not earned or declared) on any outstanding Preferred Share, including any VRTP Shares, equal to at least two (2) full years’ dividends shall be due and unpaid and sufficient cash or specified securities shall not have been deposited with the

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Redemption and Paying Agent or other applicable paying agent for the payment of such accumulated dividends; or

(B)               if at any time Holders of Preferred Shares are otherwise entitled under the 1940 Act to elect a majority of the Board of Trustees.

A Voting Period shall terminate upon all of such conditions ceasing to exist. Upon the termination of a Voting Period, the voting rights described in this Section 2.6(b)(i) shall cease, subject always, however, to the revesting of such voting rights in the Holders of Preferred Shares upon the further occurrence of any of the events described in this Section 2.6(b)(i).

(ii)                 Notice of Special Meeting. As soon as practicable after the accrual of any right of the Holders of Preferred Shares to elect additional Trustees as described in Section 2.6(b)(i), the Trust shall call a special meeting of such Holders and notify the Redemption and Paying Agent and/or such other Person as is specified in the terms of such Preferred Shares to receive notice (i) by mailing or delivery by Electronic Means or (ii) by delivering in such other manner and by such other means as are specified in the terms of such Preferred Shares a notice of such special meeting to such Holders, such meeting to be held not less than ten (10) nor more than thirty (30) calendar days after the date of the delivery by Electronic Means or mailing of such notice or the delivery of such notice by such other manner or means as are described in clause (ii) above. If the Trust fails to call such a special meeting, it may be called at the expense of the Trust by any such Holder on like notice. The record date for determining the Holders of Preferred Shares entitled to notice of and to vote at such special meeting shall be the close of business on the fifth (5th) Business Day preceding the calendar day on which such notice is mailed or otherwise delivered. At any such special meeting and at each meeting of Holders of Preferred Shares held during a Voting Period at which Trustees are to be elected, such Holders, voting together as a class (to the exclusion of the Holders of all other securities and classes of capital stock of the Trust), shall be entitled to elect the number of Trustees prescribed in Section 2.6(b)(i) on a one-vote-per-share basis.

(iii)               Terms of Office of Existing Trustees. The terms of office of the incumbent Trustees of the Trust at the time of a special meeting of Holders of Preferred Shares to elect additional Trustees in accordance with Section 2.6(b)(i) shall not be affected by the election at such meeting by the Holders of VRTP Shares and such other Holders of Preferred Shares of the number of Trustees that they are entitled to elect, and the Trustees so elected by the Holders of VRTP Shares and such other Holders of Preferred Shares, together with the two (2) Trustees elected by the Holders of Preferred Shares in accordance with Section 2.6(a) hereof and the remaining Trustees elected by the Holders of the Common Shares and Preferred Shares, shall constitute the duly elected Trustees of the Trust.

(iv)               Terms of Office of Certain Trustees to Terminate Upon Termination of Voting Period. Simultaneously with the termination of a Voting Period, the terms of office of the additional Trustees elected by the Holders of the Preferred Shares pursuant to Section 2.6(b)(i) shall terminate, the remaining Trustees shall constitute the Trustees of the Trust and the voting rights of the Holders of Preferred Shares to elect additional Trustees pursuant to Section 2.6(b)(i) shall cease, subject to the provisions of the last sentence of Section 2.6(b)(i).

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(c)                Holders of VRTP Shares to Vote on Certain Matters.

(i)       Certain Amendments Requiring Approval of VRTP Shares. Except as otherwise permitted by the terms of this Amendment, so long as any VRTP Shares are Outstanding, the Trust shall not, without the affirmative vote or consent of the Majority Holders, voting together as a separate class, amend, alter or repeal the provisions of this Amendment, whether by merger, consolidation or otherwise, so as to materially and adversely affect any preference, right or power of such VRTP Shares; provided, however, that (i) a change in the capitalization of the Trust in accordance with Section 2.8 hereof shall not be considered to materially and adversely affect the rights and preferences of the VRTP Shares and (ii) a division of a VRTP Share shall be deemed to materially and adversely affect such preferences, rights or powers only if the terms of such division materially and adversely affect the Holders of the VRTP Shares. For purposes of the foregoing, no matter shall be deemed to materially and adversely affect any preference, right or power of a VRTP Share of any Series unless such matter (i) alters or abolishes any preferential right or power of such VRTP Share or of the Holder thereof or (ii) creates, alters or abolishes any right in respect of redemption of such VRTP Share (other than solely as a result of a division of a VRTP Share). To the furthest extent permitted by law, so long as any VRTP Shares are Outstanding, the Trust shall not, without the affirmative vote or consent of the Holders of at least 66 2/3% of the VRTP Shares Outstanding at the time, voting as a separate class, file a voluntary application for relief under Federal bankruptcy law or any similar application under state law for so long as the Trust is solvent and does not foresee becoming insolvent

(ii)       Certain Amendments Requiring Approval of Specific Series of VRTP Shares. Except as otherwise permitted by the terms of this Amendment, so long as any VRTP Shares of a Series are Outstanding, the Trust shall not, without the affirmative vote or consent of the Majority Holders, voting as a separate class, amend, alter or repeal the provisions of the Appendix relating to such Series, whether by merger, consolidation or otherwise, so as to materially and adversely affect any preference, right or power of the VRTP Shares of such Series or of the Holders thereof set forth in such Appendix; provided, however, that (i) a change in the capitalization of the Trust in accordance with Section 2.8 hereof shall not be considered to materially and adversely affect the rights and preferences of the VRTP Shares of such Series, and (ii) a division of a VRTP Share shall be deemed to affect such preferences, rights or powers only if the terms of such division materially and adversely affect the VRTP Shares of such Series or the Holders thereof; and provided, further, that no amendment, alteration or repeal of (x) the obligation of the Trust to (i) pay the Term Redemption Price on the Term Redemption Date for a Series or (ii) accumulate dividends at the Dividend Rate (as set forth in this Amendment and the applicable Appendix hereto) or adjust the basis for calculating the Dividend Rate or (y) the provisions of the Appendix setting forth the Term Redemption Date or the Liquidation Preference for the VRTP Shares, in each case, for a Series, or the provisions of this Amendment relating to the extension of the Term Redemption Date of a Series, shall be effected without, in each case, the prior unanimous vote or consent of the Holders of such Series of VRTP Shares. For purposes of the foregoing, no matter shall be deemed to adversely affect any preference, right or power of a VRTP Share of a Series or of the Holder thereof unless such matter (i) alters or abolishes any preferential right or power of such VRTP Share or of the Holder thereof, or (ii) creates, alters or abolishes any right in respect of redemption of such VRTP Share.

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(d)                Voting Rights Set Forth Herein Are Sole Voting Rights. Unless otherwise required by law, the Declaration of Trust or this Amendment, the Holders of VRTP Shares shall not have any relative rights or preferences or other special rights with respect to voting such VRTP Shares other than those specifically set forth in this Section 2.6; provided, however, that nothing in this Amendment or the Declaration of Trust shall be deemed to preclude or limit the right of the Trust (to the extent permitted by applicable law) to contractually agree with any Holder, Designated Owner or Specified Holder of VRTP Shares of any Series that any action or inaction by the Trust shall require the consent or approval of such Holder, Designated Owner or Specified Holder.

(e)                No Cumulative Voting. The Holders of VRTP Shares shall have no rights to cumulative voting.

(f)                  Voting for Trustees Sole Remedy for Trust’s Failure to Declare or Pay Dividends. In the event that the Trust fails to pay any dividends on any Series of any VRTP Shares on the Dividend Payment Date therefor, the exclusive remedy of the Holders of VRTP Shares shall be the right to vote for Trustees pursuant to the provisions of this Section 2.6. Nothing in this Section 2.6(f) shall be deemed to affect the obligation of the Trust to accumulate and, if permitted by applicable law, the Declaration of Trust and this Amendment, pay dividends at the Increased Rate in the circumstances contemplated by Section 2.2(g) hereof.

(g)                Holders Entitled to Vote. For purposes of determining any rights of the Holders of VRTP Shares to vote on any matter, whether such right is created by this Amendment, by the Declaration of Trust, by statute or otherwise, no Holder of VRTP Shares shall be entitled to vote any VRTP Share and no VRTP Share shall be deemed to be “Outstanding” for the purpose of voting or determining the number of shares required to constitute a quorum if, prior to or concurrently with the time of determination of shares entitled to vote or shares deemed outstanding for quorum purposes, as the case may be, the requisite Notice of Redemption with respect to such VRTP Share shall have been given in accordance with this Amendment and Deposit Securities for the payment of the Redemption Price of such VRTP Share shall have been deposited in trust with the Redemption and Paying Agent for that purpose. No VRTP Share held (legally or beneficially) or controlled by the Trust shall have any voting rights or be deemed to be Outstanding for voting or for calculating the voting percentage required on any other matter or other purposes.

(h)                Grant of Irrevocable Proxy. To the fullest extent permitted by applicable law, each Holder, Designated Owner and Specified Holder may in its discretion grant an irrevocable proxy with respect to the VRTP Shares.

2.7              Rating Agencies.

The Trust shall use commercially reasonable efforts to cause at least two Rating Agencies to issue long-term credit ratings with respect to each Series of VRTP Shares for so long as such Series is Outstanding. The Trust shall use commercially reasonable efforts to comply with any applicable Rating Agency Guidelines. If a Rating Agency shall cease to rate the securities of closed-end management investment companies generally, the Board of Trustees shall terminate the designation of such Rating Agency as a Rating Agency hereunder. The Board of Trustees

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may elect to terminate the designation of any Rating Agency as a Rating Agency hereunder with respect to a Series of VRTP Shares so long as either (x) immediately following such termination, there would be at least two Rating Agencies with respect to such Series or (y) it replaces the terminated Rating Agency with another NRSRO and provides notice thereof to the Holders of such Series; provided that such replacement shall not occur unless such NRSRO shall have at the time of such replacement (i) published a rating for the VRTP Shares of such Series and (ii) entered into an agreement with the Trust to continue to publish such rating subject to such NRSRO’s customary conditions. The Board of Trustees may also elect to designate one or more other NRSROs as Other Rating Agencies hereunder with respect to a Series of VRTP Shares by notice to the Holders of VRTP Shares. The Rating Agency Guidelines of any Rating Agency may be amended by such Rating Agency without the vote, consent or approval of the Trust, the Board of Trustees or any Holder of Preferred Shares, including any VRTP Shares, or Common Shares.

2.8              Issuance of Additional Preferred Shares.

Except as permitted under Section 2.5(d)(iv) or with the consent of the Majority Holders, so long as any VRTP Shares are Outstanding, the Trust shall not authorize, establish and create and issue and sell shares of one or more series of a class of senior securities of the Trust representing stock under Section 18 of the 1940 Act.

2.9              Status of Redeemed, Repurchased or Deemed Cancelled VRTP Shares.

VRTP Shares that at any time have been redeemed or purchased by the Trust or deemed cancelled pursuant to an Appendix hereto shall, after such redemption or purchase or deemed cancellation, have the status of authorized but unissued Preferred Shares, unless otherwise expressly provided in an Appendix hereto.

2.10          Term Redemption Liquidity Account and Liquidity Requirement.

(a)                On or prior to the Liquidity Account Initial Date with respect to any Series of VRTP Shares, the Trust shall cause the Custodian to segregate, by means of appropriate identification on its books and records or otherwise in accordance with the Custodian’s normal procedures, from the other assets of the Trust (the “Term Redemption Liquidity Account”) Liquidity Account Investments with a Market Value equal to at least One Hundred Ten Percent (110%) of the Term Redemption Amount with respect to such Series. The “Term Redemption Amount” for any Series of VRTP Shares shall be equal to the Term Redemption Price to be paid on the Term Redemption Date for such Series, based on the number of shares of such Series then Outstanding, assuming for this purpose that the Dividend Rate for such Series in effect at the time of the creation of the Term Redemption Liquidity Account for such Series will be the Dividend Rate in effect for such Series until the Term Redemption Date for such Series. If, on any date after the Liquidity Account Initial Date, the aggregate Market Value of the Liquidity Account Investments included in the Term Redemption Liquidity Account for a Series of VRTP Shares as of the close of business on any Business Day is less than One Hundred Ten Percent (110%) of the Term Redemption Amount with respect to such Series, then the Trust shall cause the Custodian and the Adviser to take all such necessary actions, including segregating additional assets of the Trust as Liquidity Account Investments, so that the aggregate Market Value of the

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Liquidity Account Investments included in the Term Redemption Liquidity Account for such Series is at least equal to One Hundred Ten Percent (110%) of the Term Redemption Amount with respect to such Series not later than the close of business on the next succeeding Business Day. With respect to assets of the Trust segregated as Liquidity Account Investments with respect to a Series of VRTP Shares, the Adviser, on behalf of the Trust, shall be entitled to instruct the Custodian on any date to release any Liquidity Account Investments from such segregation and to substitute therefor other Liquidity Account Investments, so long as (i) the assets of the Trust segregated as Liquidity Account Investments in the Term Redemption Liquidity Account at the close of business on such date have a Market Value equal to at least One Hundred Ten Percent (110%) of the Term Redemption Amount with respect to such Series and (ii) the Deposit Securities included in the Term Redemption Liquidity Account at the close of business on such date have a Market Value equal to at least the Liquidity Requirement (if any) determined in accordance with Section 2.10(b) with respect such Series for such date. The Trust shall cause the Custodian not to permit any lien, security interest or encumbrance to be created or permitted to exist on or in respect of any Liquidity Account Investments included in the Term Redemption Liquidity Account for any Series of VRTP Shares, other than liens, security interests or encumbrances permitted under the Credit Facility.

(b)                The Market Value of the Deposit Securities held in the Term Redemption Liquidity Account for a Series of VRTP Shares, from and after the 15th day of the calendar month (or, if such day is not a Business Day, the next succeeding Business Day) that is the number of months preceding the calendar month in which the Term Redemption Date for such Series occurs, in each case as specified in the table set forth below, shall not be less than the percentage of the Term Redemption Amount for such Series set forth below opposite such number of months (the “Liquidity Requirement”), but in all cases subject to the provisions of Section 2.11(c) below:

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Number of Months Preceding Month of Term Redemption Date	Market Value of Deposit Securities as Percentage of Term Redemption Amount
5	20%
4	40%
3	60%
2	80%
1	100%

To the extent the Trust enters into a binding commitment to sell certain of its Liquidity Account Investments already held in the Term Redemption Liquidity Account in order to comply with the Liquidity Requirement on a given date as set forth in the table above (any such date, a “Compliance Date”), the Trust may include the sale price of such Liquidity Account Investments for purposes of determining the Market Value of Deposit Securities in the Term Redemption Liquidity Account even if the settlement date with respect to such sale occurs after the Compliance Date so long as (i) the trade date with respect to such sale occurs on or prior to such Compliance Date and (ii) the expected settlement date with respect to such sale is not more than twenty (20) days from the trade date (the date that is twenty (20) days from the trade date, the “Settlement Deadline Date”). If any such sale does not settle on or prior to its Settlement Deadline Date, the sale price of the applicable Liquidity Account Investments shall not be included in determining the Market Value of Deposit Securities in the Term Redemption Liquidity Account on or after 5:30 pm. (New York City time) on the Settlement Deadline Date for purposes of Section 2.10(b) or (c).

(c)                If the aggregate Market Value of the Deposit Securities included in the Term Redemption Liquidity Account for a Series of VRTP Shares as of the close of business on any Business Day is less than the Liquidity Requirement in respect of such Series for such Business Day, then the Trust shall cause the segregation of additional or substitute Deposit Securities in respect of the Term Redemption Liquidity Account for such Series, so that the aggregate Market Value of the Deposit Securities included in the Term Redemption Liquidity Account for such Series is at least equal to the Liquidity Requirement for such Series not later than the close of business on the next succeeding Business Day.

(d)                The Deposit Securities included in the Term Redemption Liquidity Account for a Series of VRTP Shares may be applied by the Trust, in its discretion, towards payment of the Term Redemption Price for such Series as contemplated by Section 2.5(e). Upon the deposit by the Trust with the Redemption and Paying Agent of Deposit Securities having an initial combined Market Value sufficient to effect the redemption of VRTP Shares of a Series on the Term Redemption Date for such Series in accordance with Section 2.5(e)(ii), the requirement of the Trust to maintain the Term Redemption Liquidity Account as contemplated by this Section shall lapse and be of no further force and effect. Upon any extension of the Term Redemption Date for a Series of VRTP Shares pursuant to Section 2.5(a), the then-current Liquidity Account Initial Date for such Series shall be extended as provided in the Appendix hereto relating to such Series, and the requirement of the Trust to maintain the Term Redemption

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Liquidity Account with respect to such Series in connection with such Liquidity Account Initial Date shall lapse and shall thereafter apply in respect of the Liquidity Account Initial Date for such Series as so extended.

2.11	Global Shares.

Unless the Board of Trustees determines otherwise, the VRTP Shares will be issued in book-entry form as global securities. Such global securities will be deposited with, or on behalf of, the Depository Trust Company and registered in the name of Cede & Co., its nominee. Beneficial interests in the global securities will be held only through the Depositary Trust Company and any of its participants.

2.12	Notice.

All notices or communications hereunder, unless otherwise specified in this Amendment, shall be sufficiently given if in writing and delivered in person, by telecopier, by other Electronic Means or by overnight delivery. Notices delivered pursuant to this Section 2.12 shall be deemed given on the date received. Notices given by Electronic Means to the Redemption and Paying Agent and the Custodian shall be sent by such means to their representatives set forth in the Redemption and Paying Agent Agreement and the Custodian Agreement, respectively.

2.13	Termination.

Except as provided in any relevant Appendix hereto, in the event that no VRTP Shares of a Series are Outstanding, all rights and preferences of the VRTP Shares of such Series established and designated hereunder shall cease and terminate, and all obligations of the Trust under this Amendment with respect such Series shall terminate, other than in respect of the payment of and the right to receive the Redemption Price in accordance with Section 2.5 of this Amendment.

2.14	Appendices.

The designation of each Series of VRTP Shares shall be set forth in an Appendix to this Amendment. The Board of Trustees may, by resolution duly adopted, without shareholder approval (except as otherwise provided by this Amendment or required by applicable law) (x) amend the Appendix to this Amendment relating to a Series so as to reflect any amendments to the terms applicable to such Series including an increase in the number of authorized shares of such Series and (y) add additional Series of VRTP Shares by including a new Appendix to this Amendment relating to such Series.

2.15       Actions on Other than Business Days. Unless otherwise provided herein, if the date for making any payment, performing any act or exercising any right, in each case as provided for in this Amendment, is not a Business Day, such payment shall be made, act performed or right exercised on the next succeeding Business Day, with the same force and effect as if made or done on the nominal date provided therefor, and, with respect to any payment so made, no dividends, interest or other amount shall accrue for the period between such nominal date and the date of payment.

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2.16	Modification.

To the extent permitted by applicable law, the Board of Trustees, without the vote of the Holders of the VRTP Shares, may interpret or amend the provisions of this Amendment or any Appendix hereto to resolve any inconsistency or ambiguity or to remedy any defect in connection therewith, in each case above, so long as any such interpretation or amendment does not materially and adversely affect any preference, right or power of the VRTP Shares or of the Holders thereof and, in addition to amendments permitted by Section 2.5(h) and 2.6(c) hereof, may amend this Amendment with respect to any Series of VRTP Shares prior to the issuance of VRTP Shares of such Series

2.17	Transfers of VRTP Shares.

(a)                A Designated Owner or Holder of any VRTP Shares may sell, transfer or otherwise dispose of VRTP Shares only in whole shares and only to (i) Persons that such Designated Owner or Holder reasonably believes are “qualified institutional buyers” (as defined in Rule 144A under the Securities Act or any successor provision) that are banks, insurance companies or registered open-end management investment companies, in each case, pursuant to Rule 144A or another available exemption from registration under the Securities Act, in a manner not involving any public offering within the meaning of Section 4(a)(2) of the Securities Act, (ii) Citibank, any commercial paper conduit which is a Person administered by Citibank (including any Conduit Purchaser) or an affiliate of any of the foregoing, in each case, that such Designated Owner or Holder reasonably believes to be a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act or any successor provision) pursuant to Rule 144A or another available exemption from registration under the Securities Act, in a manner not involving any public offering within the meaning of Section 4(a)(2) of the Securities Act or (iii) other investors with the prior written consent of the Trust. The restrictions on transfer contained in this Section 2.17(a) shall not apply to any VRTP Shares that are being registered and sold pursuant to an effective registration statement under the Securities Act or to any subsequent transfer of such VRTP Shares.

(b)                If at any time the Trust is not furnishing information pursuant to Section 13 or 15(d) of the Exchange Act, in order to preserve the exemption for resales and transfers under Rule 144A, the Trust shall furnish, or cause to be furnished, to Holders of VRTP Shares and prospective purchasers of VRTP Shares, upon request, information with respect to the Trust satisfying the requirements of subsection (d)(4) of Rule 144A.

2.18	Agreed Tax Treatment.

The Trust shall, and each Holder and Designated Owner of any VRTP Shares, by virtue of acquiring VRTP Shares, shall be deemed to have agreed to, treat the VRTP Shares as equity in the Trust for U.S. federal, state and local income and other tax purposes, applicable state law and the 1940 Act.

2.19	No Additional Rights.

Unless otherwise required by law or the Declaration of Trust, the Holders of VRTP Shares shall not have any relative rights or preferences or other special rights with respect to

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such VRTP Shares other than those specifically set forth in this Amendment; provided, however, that nothing in this Amendment shall be deemed to preclude or limit the right of the Trust (to the extent permitted by applicable law) to contractually agree with any Holder, Designated Owner or Specified Holder of VRTP Shares of any Series with regard to any special rights of such Holder, Designated Owner or Specified Holder with respect to its investment in the Trust.

2.20	Relationship of Declaration of Trust.

This Amendment is being entered into pursuant to Section 5.1 of Article VII of the Declaration of Trust and shall be considered part of the governing instrument of the Trust. As provided in such Section of the Declaration of Trust, to the extent the provisions set forth in this Amendment conflict with the provisions of the Declaration of Trust with respect to any such rights, powers and privileges of the VRTP Shares, this Amendment shall control. Except as contemplated by the immediately preceding sentence, the VRTP Shares, and the Holders thereof, shall otherwise be subject to, bound by and entitled to the benefits of the Declaration of Trust and its provisions relating to Shares and Shareholders. In connection with the entering into of this Amendment and with respect to all matters related in any way to this Amendment, the Trustees shall be entitled to all of the benefits, rights, protections, indemnities, limitations of liability and other provisions of the Declaration of Trust

2.21	The Agent.

The Agent may, upon thirty (30) days’ notice to the Trust and the Holders of the VRTP Shares, resign as Agent. If the Agent shall resign, then the Majority Holders shall appoint a successor agent. If for any reason a successor agent is not so appointed and does not accept such appointment during such thirty (30) day period, the Agent may appoint a successor agent. Any resignation of the Agent shall be effective upon the appointment of a successor agent pursuant to this Section 2.21 and the acceptance of such appointment by such successor.

[Signature Page Begins on the Following Page]

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[Signature Page to the Amendment to the By-Laws of Eaton Vance Floating-Rate Income Trust]

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APPENDIX A

EATON VANCE FLOATING RATE-INCOME TRUST

VARIABLE RATE TERM PREFERRED SHARES, SERIES C-1

Preliminary Statement and Incorporation By Reference

This Appendix establishes a Series of Variable Rate Term Preferred Shares of Eaton Vance Floating-Rate Income Trust. Except as set forth below, this Appendix incorporates by reference the terms set forth with respect to all Series of such Variable Rate Term Preferred Shares in that “Amendment No. X to the By-Laws of Eaton Vance Floating-Rate Income Trust Establishing and Fixing the Rights and Preferences of Variable Rate Term Preferred Shares” dated December 18, 2012 (the “VRTP Amendment”). This Appendix has been adopted by resolution of the Board of Trustees of Eaton Vance Floating-Rate Income Trust. Capitalized terms used herein but not defined herein have the respective meanings set forth in the VRTP Amendment.

Section 1. Designation of Series.

Variable Rate Term Preferred Shares, Series C-1: A series of up to eight-hundred (800) Preferred Shares classified as Variable Rate Term Preferred Shares is hereby designated as “Series C-1 Variable Rate Term Preferred Shares” (the “Series C-1 VRTP Shares”). Each Series C-1 VRTP Share shall have such preferences, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms and conditions of redemption, in addition to those required by applicable law and those that are expressly set forth in the Declaration of Trust and the VRTP Amendment (except as the VRTP Amendment may be expressly modified by this Appendix), as are set forth in this Appendix A. The Series C-1 VRTP Shares shall constitute a separate series of Preferred Shares and of the Variable Rate Term Preferred Shares and each Series C-1 VRTP Share shall be identical. The following terms and conditions shall apply solely to the Series C-1 VRTP Shares:

Section 2. Number of Authorized Shares of Series.

The number of authorized Series C-1 VRTP Shares at any time is eight-hundred (800) minus the aggregate number of VRTP Shares of each other Specified Series Outstanding at such time.

Section 3. Issuance Date of Shares of Series.

The “Issuance Date” for each Series C-1 VRTP Share issued on December 18, 2012 is December 18, 2012 and, with respect to each Series C-1 VRTP Share issued subsequent to December 18, 2012, the “Issuance Date” for such Series C-1 VRTP Share will be deemed to be the date that a VRTP Share of any other Specified Series is exchanged for such Series C-1 VRTP Share.

Section 4. Liquidation Preference Applicable to Series.

A-1

The Liquidation Preference is $100,000.00 per share. Section 5. Term Redemption Date Applicable to Series.

The Term Redemption Date is December 18, 2015, subject to extension pursuant to Section 2.5(a) of the VRTP Amendment.

Section 6. Dividend Payment Dates Applicable to Series.

The Dividend Payment Date is the date that is two (2) Business Days after the last calendar day of each Dividend Period; provided, that all accrued but unpaid dividends on any Series C-1 VRTP Share that has been transferred by CHARTA shall be payable to CHARTA on the second Business Day after the related Transfer Date.

Section 7. Liquidity Account Initial Date Applicable to Series.

The Liquidity Account Initial Date is June 18, 2015 or, if applicable, the date that is six months prior to the Term Redemption Date as extended pursuant to Section 2.5(a) of the VRTP Amendment or, in each case, if such date is not a Business Day, the Business Day immediately preceding such date.

Section 8. Exceptions to Certain Definitions Applicable to Series.

The following definitions contained under the heading “Definitions” in the VRTP Amendment are hereby amended as follows:

Not applicable.

Section 9. Additional Definitions Applicable to Series.

The following terms shall have the following meanings (with terms defined in the singular having comparable meanings when used in the plural and vice versa), unless the context otherwise requires:

“Dividend Period” means, with respect to each Outstanding Series C-1 VRTP Share, in the case of the first Dividend Period following the Issuance Date of such VRTP Share, the period beginning on (and including) such Issuance Date and ending on (and including) the last calendar day of the month in which such Issuance Date occurs and, for each subsequent Dividend Period, the period beginning on (and including) the first calendar day of the month following the month in which the previous Dividend Period ended and ending on (and including) the last calendar day of such month.

“Index Rate” means, for each day during a Dividend Period and solely with respect to any Series C-1 VRTP Shares Outstanding on such day, the per annum rate equivalent to the weighted average of the per annum rates paid or payable by CHARTA from time to time as interest on or otherwise (by means of interest rate hedges or otherwise) in respect of those commercial paper notes issued by CHARTA that are allocated, in whole or in part, by the Agent (on behalf of CHARTA) to fund or maintain the investment by CHARTA in the Series C-1

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VRTP Shares Outstanding on such day, as determined by the Agent (on behalf of CHARTA) and reported to the Trust, which rates shall reflect and give effect to the commissions of placement agents and dealers in respect of such commercial paper notes, to the extent such commissions are allocated, in whole or in part, to such commercial paper notes by the Agent (on behalf of CHARTA); provided, however, that if any component of such rate is a discount rate, in calculating the “Index Rate” for such day, the Agent shall for such component use the rate resulting from converting such discount rate to an interest bearing equivalent rate per annum.

“Transfer Date” means, with respect to any Series C-1 VRTP Share transferred by CHARTA, the settlement date for the transfer of such VRTP Share.

Section 10. Amendments to Terms of VRTP Shares Applicable to Series.

The following provisions contained under the heading “Terms of the VRTP Shares” in the VRTP Amendment are hereby amended as follows:

Reporting of Index Rate and Dividend Rate

With respect to any Outstanding Series C-1 VRTP Shares, the Agent shall determine in accordance with the terms hereof the applicable Dividend Rate for such Series for each day in a Dividend Period and shall provide notice thereof to the Trust and the Redemption and Paying Agent by 3:00 p.m. (New York City time) on such day. Such notice shall set forth the Index Rate and the Applicable Spread (which may be the Applicable Spread for the Increased Rate, if applicable) used in connection with the calculation of the Dividend Rate for such Series. Each determination of the Dividend Rate for such Series by the Agent shall be conclusive and binding for all purposes on the Trust, absent manifest error.

Transfers to Persons other than Conduit Purchasers

Any transfer of Series C-1 VRTP Shares by CHARTA to any Person that (x) is not a Conduit Purchaser and (y) is a member bank of the Federal Reserve System (or any successor) (or is otherwise subject to Regulation D of the Board of Governors of the Federal Reserve System) shall result in such Series C-1 VRTP Shares being exchanged for an equal number of Series L-1 VRTP Shares. The Series L-1 VRTP Shares shall have preferences, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms and conditions of redemption, in addition to those required by applicable law and those that are expressly set forth in the Declaration of Trust and the VRTP Amendment (except as the VRTP Amendment may be expressly modified by Appendix E), as are set forth in Appendix E.

Any transfer of Series C-1 VRTP Shares by CHARTA to any Person that (x) is not a Conduit Purchaser and (y) is not a member bank of the Federal Reserve System (or any successor) (or is not otherwise subject to Regulation D of the Board of Governors of the Federal Reserve System) shall result in such Series C-1 VRTP Shares being exchanged for an equal number of Series L-2 VRTP Shares. The Series L-2 VRTP Shares shall have preferences, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms and conditions of redemption, in addition to those required by applicable law and those that are expressly set forth in the Declaration of Trust and the VRTP Amendment (except as the VRTP Amendment may be expressly modified by Appendix F), as are set forth in Appendix F.

A-3

Transfers to other Conduit Purchasers

Any transfer of Series C-1 VRTP Shares by CHARTA to CAFCO shall result in such Series C-1 VRTP Shares being exchanged for an equal number of Series C-2 VRTP Shares. The Series C-2 VRTP Shares shall have preferences, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms and conditions of redemption, in addition to those required by applicable law and those that are expressly set forth in the Declaration of Trust and the VRTP Amendment (except as the VRTP Amendment may be expressly modified by Appendix B), as are set forth in Appendix B.

Any transfer of Series C-1 VRTP Shares by CHARTA to CIESCO shall result in such Series C-1 VRTP Shares being exchanged for an equal number of Series C-3 VRTP Shares. The Series C-3 VRTP Shares shall have preferences, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms and conditions of redemption, in addition to those required by applicable law and those that are expressly set forth in the Declaration of Trust and the VRTP Amendment (except as the VRTP Amendment may be expressly modified by the Appendix C), as are set forth in Appendix C.

Any transfer of Series C-1 VRTP Shares by CHARTA to CRC shall result in such Series C-1 VRTP Shares being exchanged for an equal number of Series C-4 VRTP Shares. The Series C-4 VRTP Shares shall have preferences, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms and conditions of redemption, in addition to those required by applicable law and those that are expressly set forth in the Declaration of Trust and the VRTP Amendment (except as the VRTP Amendment may be expressly modified by the Appendix D), as are set forth in Appendix D.

Transfers In General

Any transfer of Series C-1 VRTP Shares by CHARTA shall require delivery of a written notice to the Trust and the Redemption and Paying Agent by CHARTA (which may be given at or prior to 3:00 p.m. (New York City time) on the related Transfer Date) providing the Transfer Date, the transferee, the amount of Series C-1 VRTP Shares being transferred and the amount and applicable Series of VRTP Shares being exchanged for such Series C-1 VRTP Shares.

As of any Transfer Date, without any requirement for any further approval by the Board of Trustees or any other Person (but subject to the transfer restrictions set forth in Section 2.17), the Trust shall be deemed to have cancelled and reduced the authorized number of Series C-1 VRTP Shares in an amount equal to the corresponding number of other Series of VRTP Shares exchanged for Series C-1 VRTP Shares on such Transfer Date, provided that the aggregate number of VRTP Shares Outstanding at any time shall not exceed eight-hundred (800). As of the settlement date for the transfer of any other Series of VRTP Shares to CHARTA, without any requirement for any further approval by the Board of Trustees or any other Person, the Trust shall be deemed to have increased the authorized number of and issued Series C-1 VRTP Shares in an amount equal to the corresponding number of other Series of VRTP Shares being exchanged for Series C-1 VRTP Shares, provided that the aggregate number of VRTP Shares Outstanding at any time shall not exceed eight-hundred (800).

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Notwithstanding anything to the contrary in the VRTP Amendment or in any Appendix, accrued but unpaid dividends on any Series C-1 VRTP Shares that have been exchanged for any other Specified Series of VRTP Shares shall be payable by the Trust to CHARTA on the second Business Day after the related Transfer Date notwithstanding that such Series C-1 VRTP Shares have been deemed cancelled pursuant to the preceding paragraph.

If the VRTP Shares of the Specified Series are required to be redeemed pursuant to the VRTP Amendment or any Appendix, the Trust shall only be required to redeem Outstanding VRTP Shares of the Specified Series. If the Outstanding VRTP Shares of any Specified Series are redeemed, the number of authorized shares of each Specified Series and the permitted maximum aggregate number of Outstanding VRTP Shares of all Specified Series shall be deemed reduced by the same number of VRTP Shares being redeemed.

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APPENDIX B

EATON VANCE FLOATING RATE-INCOME TRUST

VARIABLE RATE TERM PREFERRED SHARES, SERIES C-2

Preliminary Statement and Incorporation By Reference

This Appendix establishes a Series of Variable Rate Term Preferred Shares of Eaton Vance Floating-Rate Income Trust. Except as set forth below, this Appendix incorporates by reference the terms set forth with respect to all Series of such Variable Rate Term Preferred Shares in that “Amendment No. X to the By-Laws of Eaton Vance Floating-Rate Income Trust Establishing and Fixing the Rights and Preferences of Variable Rate Term Preferred Shares” dated December 18, 2012 (the “VRTP Amendment”). This Appendix has been adopted by resolution of the Board of Trustees of Eaton Vance Floating-Rate Income Trust. Capitalized terms used herein but not defined herein have the respective meanings set forth in the VRTP Amendment.

Section 1. Designation of Series.

Variable Rate Term Preferred Shares, Series C-2: A series of up to eight-hundred (800) Preferred Shares classified as Variable Rate Term Preferred Shares is hereby designated as “Series C-2 Variable Rate Term Preferred Shares” (the “Series C-2 VRTP Shares”). Each Series C-2 VRTP Share shall have such preferences, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms and conditions of redemption, in addition to those required by applicable law and those that are expressly set forth in the Declaration of Trust and the VRTP Amendment (except as the VRTP Amendment may be expressly modified by this Appendix), as are set forth in this Appendix B. The Series C-2 VRTP Shares shall constitute a separate series of Preferred Shares and of the Variable Rate Term Preferred Shares and each Series C-2 VRTP Share shall be identical. The following terms and conditions shall apply solely to the Series C-2 VRTP Shares:

Section 2. Number of Authorized Shares of Series.

The number of authorized Series C-2 VRTP Shares at any time is eight-hundred (800) minus the aggregate number of VRTP Shares of each other Specified Series Outstanding at such time.

Section 3. Issuance Date of Shares of Series.

The “Issuance Date” for each Series C-2 VRTP Share will be deemed to be the date that a VRTP Share of any other Specified Series is exchanged for such Series C-2 VRTP Share.

Section 4. Liquidation Preference Applicable to Series. The Liquidation Preference is $100,000.00 per share.

Section 5. Term Redemption Date Applicable to Series.

B-1

The Term Redemption Date is December 18, 2015, subject to extension pursuant to Section 2.5(a) of the VRTP Amendment.

Section 6. Dividend Payment Dates Applicable to Series.

The Dividend Payment Date is the date that is two (2) Business Days after the last calendar day of each Dividend Period; provided, that all accrued but unpaid dividends on any Series C-2 VRTP Share that has been transferred by CAFCO shall be payable to CAFCO on the second Business Day after the related Transfer Date.

Section 7. Liquidity Account Initial Date Applicable to Series.

The Liquidity Account Initial Date is June 18, 2015 or, if applicable, the date that is six months prior to the Term Redemption Date as extended pursuant to Section 2.5(a) of the VRTP Amendment or, in each case, if such date is not a Business Day, the Business Day immediately preceding such date.

Section 8. Exceptions to Certain Definitions Applicable to Series.

The following definitions contained under the heading “Definitions” in the VRTP Amendment are hereby amended as follows:

Not applicable.

Section 9. Additional Definitions Applicable to Series.

The following terms shall have the following meanings (with terms defined in the singular having comparable meanings when used in the plural and vice versa), unless the context otherwise requires:

“Dividend Period” means, with respect to each Outstanding Series C-2 VRTP Share, in the case of the first Dividend Period following the Issuance Date of such VRTP Share, the period beginning on (and including) such Issuance Date and ending on (and including) the last calendar day of the month in which such Issuance Date occurs and, for each subsequent Dividend Period, the period beginning on (and including) the first calendar day of the month following the month in which the previous Dividend Period ended and ending on (and including) the last calendar day of such month.

“Index Rate” means, for each day during a Dividend Period and solely with respect to any Series C-2 VRTP Shares Outstanding on such day, the per annum rate equivalent to the weighted average of the per annum rates paid or payable by CAFCO from time to time as interest on or otherwise (by means of interest rate hedges or otherwise) in respect of those commercial paper notes issued by CAFCO that are allocated, in whole or in part, by the Agent (on behalf of CAFCO) to fund or maintain the investment by CAFCO in the Series C-2 VRTP Shares Outstanding on such day, as determined by the Agent (on behalf of CAFCO) and reported to the Trust, which rates shall reflect and give effect to the commissions of placement agents and dealers in respect of such commercial paper notes, to the extent such commissions are allocated, in whole or in part, to such commercial paper notes by the Agent (on behalf of CAFCO);

B-2

provided, however, that if any component of such rate is a discount rate, in calculating the “Index Rate” for such day, the Agent shall for such component use the rate resulting from converting such discount rate to an interest bearing equivalent rate per annum.

“Transfer Date” means, with respect to any Series C-2 VRTP Share transferred by CAFCO, the settlement date for the transfer of such VRTP Share.

Section 10. Amendments to Terms of VRTP Shares Applicable to Series.

The following provisions contained under the heading “Terms of the VRTP Shares” in the VRTP Amendment are hereby amended as follows:

Reporting of Index Rate and Dividend Rate

With respect to any Outstanding Series C-2 VRTP Shares, the Agent shall determine in accordance with the terms hereof the applicable Dividend Rate for such Series for each day in a Dividend Period and shall provide notice thereof to the Trust and the Redemption and Paying Agent by 3:00 p.m. (New York City time) on such day. Such notice shall set forth the Index Rate and the Applicable Spread (which may be the Applicable Spread for the Increased Rate, if applicable) used in connection with the calculation of the Dividend Rate for such Series. Each determination of the Dividend Rate for such Series by the Agent shall be conclusive and binding for all purposes on the Trust, absent manifest error.

Transfers to Persons other than Conduit Purchasers

Any transfer of Series C-2 VRTP Shares by CAFCO to any Person that (x) is not a Conduit Purchaser and (y) is a member bank of the Federal Reserve System (or any successor) (or is otherwise subject to Regulation D of the Board of Governors of the Federal Reserve System) shall result in such Series C-2 VRTP Shares being exchanged for an equal number of Series L-1 VRTP Shares. The Series L-1 VRTP Shares shall have preferences, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms and conditions of redemption, in addition to those required by applicable law and those that are expressly set forth in the Declaration of Trust and the VRTP Amendment (except as the VRTP Amendment may be expressly modified by Appendix E), as are set forth in Appendix E.

Any transfer of Series C-2 VRTP Shares by CAFCO to any Person that (x) is not a Conduit Purchaser and (y) is not a member bank of the Federal Reserve System (or any successor) (or is not otherwise subject to Regulation D of the Board of Governors of the Federal Reserve System) shall result in such Series C-2 VRTP Shares being exchanged for an equal number of Series L-2 VRTP Shares. The Series L-2 VRTP Shares shall have preferences, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms and conditions of redemption, in addition to those required by applicable law and those that are expressly set forth in the Declaration of Trust and the VRTP Amendment (except as the VRTP Amendment may be expressly modified by Appendix F), as are set forth in Appendix F.

Transfers to other Conduit Purchasers

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Any transfer of Series C-2 VRTP Shares by CAFCO to CHARTA shall result in such Series C-2 VRTP Shares being exchanged for an equal number of Series C-1 VRTP Shares. The Series C-1 VRTP Shares shall have preferences, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms and conditions of redemption, in addition to those required by applicable law and those that are expressly set forth in the Declaration of Trust and the VRTP Amendment (except as the VRTP Amendment may be expressly modified by Appendix A), as are set forth in Appendix A.

Any transfer of Series C-2 VRTP Shares by CAFCO to CIESCO shall result in such Series C-2 VRTP Shares being exchanged for an equal number of Series C-3 VRTP Shares. The Series C-3 VRTP Shares shall have preferences, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms and conditions of redemption, in addition to those required by applicable law and those that are expressly set forth in the Declaration of Trust and the VRTP Amendment (except as the VRTP Amendment may be expressly modified by the Appendix C), as are set forth in Appendix C.

Any transfer of Series C-2 VRTP Shares by CAFCO to CRC shall result in such Series

C-2 VRTP Shares being exchanged for an equal number of Series C-4 VRTP Shares. The Series C-4 VRTP Shares shall have preferences, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms and conditions of redemption, in addition to those required by applicable law and those that are expressly set forth in the Declaration of Trust and the VRTP Amendment (except as the VRTP Amendment may be expressly modified by the Appendix D), as are set forth in Appendix D.

Transfers In General

Any transfer of Series C-2 VRTP Shares by CAFCO shall require delivery of a written notice to the Trust and the Redemption and Paying Agent by CAFCO (which may be given at or prior to 3:00 p.m. (New York City time) on the related Transfer Date) providing the Transfer Date, the transferee, the amount of Series C-2 VRTP Shares being transferred and the amount and applicable Series of VRTP Shares being exchanged for such Series C-2 VRTP Shares.

As of any Transfer Date, without any requirement for any further approval by the Board of Trustees or any other Person (but subject to the transfer restrictions set forth in Section 2.17), the Trust shall be deemed to have cancelled and reduced the authorized number of Series C-2 VRTP Shares in an amount equal to the corresponding number of other Series of VRTP Shares exchanged for Series C-2 VRTP Shares on such Transfer Date, provided that the aggregate number of VRTP Shares Outstanding at any time shall not exceed eight-hundred (800). As of the settlement date for the transfer of any other Series of VRTP Shares to CAFCO, without any requirement for any further approval by the Board of Trustees or any other Person, the Trust shall be deemed to have increased the authorized number of and issued Series C-2 VRTP Shares in an amount equal to the corresponding number of other Series of VRTP Shares being exchanged for Series C-2 VRTP Shares, provided that the aggregate number of VRTP Shares Outstanding at any time shall not exceed eight-hundred (800).

Notwithstanding anything to the contrary in the VRTP Amendment or in any Appendix, accrued but unpaid dividends on any Series C-2 VRTP Shares that have been exchanged for any

B-4

other Specified Series of VRTP Shares shall be payable by the Trust to CHARTA on the second Business Day after the related Transfer Date notwithstanding that such Series C-2 VRTP Shares have been deemed cancelled pursuant to the preceding paragraph.

If the VRTP Shares of the Specified Series are required to be redeemed pursuant to the VRTP Amendment or any Appendix, the Trust shall only be required to redeem Outstanding VRTP Shares of the Specified Series. If the Outstanding VRTP Shares of any Specified Series are redeemed, the number of authorized shares of each Specified Series and the permitted maximum aggregate number of Outstanding VRTP Shares of all Specified Series permitted shall be deemed reduced by the same number of VRTP Shares being redeemed.

B-5

APPENDIX C

EATON VANCE FLOATING RATE-INCOME TRUST

VARIABLE RATE TERM PREFERRED SHARES, SERIES C-3

Preliminary Statement and Incorporation By Reference

This Appendix establishes a Series of Variable Rate Term Preferred Shares of Eaton Vance Floating-Rate Income Trust. Except as set forth below, this Appendix incorporates by reference the terms set forth with respect to all Series of such Variable Rate Term Preferred Shares in that “Amendment No. X to the By-Laws of Eaton Vance Floating-Rate Income Trust Establishing and Fixing the Rights and Preferences of Variable Rate Term Preferred Shares” dated December 18, 2012 (the “VRTP Amendment”). This Appendix has been adopted by resolution of the Board of Trustees of Eaton Vance Floating-Rate Income Trust. Capitalized terms used herein but not defined herein have the respective meanings set forth in the VRTP Amendment.

Section 1. Designation of Series.

Variable Rate Term Preferred Shares, Series C-3: A series of up to eight-hundred (800) Preferred Shares classified as Variable Rate Term Preferred Shares is hereby designated as “Series C-3 Variable Rate Term Preferred Shares” (the “Series C-3 VRTP Shares”). Each Series C-3 VRTP Share shall have such preferences, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms and conditions of redemption, in addition to those required by applicable law and those that are expressly set forth in the Declaration of Trust and the VRTP Amendment (except as the VRTP Amendment may be expressly modified by this Appendix), as are set forth in this Appendix A. The Series C-3 VRTP Shares shall constitute a separate series of Preferred Shares and of the Variable Rate Term Preferred Shares and each Series C-3 VRTP Share shall be identical. The following terms and conditions shall apply solely to the Series C-3 VRTP Shares:

Section 2. Number of Authorized Shares of Series.

The number of authorized Series C-3 VRTP Shares at any time is eight-hundred (800) minus the aggregate number of VRTP Shares of each other Specified Series Outstanding at such time.

Section 3. Issuance Date of Shares of Series.

The “Issuance Date” for each Series C-3 VRTP Share will be deemed to be the date that a VRTP Share of any other Specified Series is exchanged for such Series C-3 VRTP Share.

Section 4. Liquidation Preference Applicable to Series. The Liquidation Preference is $100,000.00 per share.

Section 5. Term Redemption Date Applicable to Series.

C-1

The Term Redemption Date is December 18, 2015, subject to extension pursuant to Section 2.5(a) of the VRTP Amendment.

Section 6. Dividend Payment Dates Applicable to Series.

The Dividend Payment Date is the date that is two (2) Business Days after the last calendar day of each Dividend Period; provided, that all accrued but unpaid dividends on any Series C-3 VRTP Share that has been transferred by CIESCO shall be payable to CIESCO on the second Business Day after the related Transfer Date.

Section 7. Liquidity Account Initial Date Applicable to Series.

The Liquidity Account Initial Date is June 18, 2015 or, if applicable, the date that is six months prior to the Term Redemption Date as extended pursuant to Section 2.5(a) of the VRTP Amendment or, in each case, if such date is not a Business Day, the Business Day immediately preceding such date.

Section 8. Exceptions to Certain Definitions Applicable to Series.

The following definitions contained under the heading “Definitions” in the VRTP Amendment are hereby amended as follows:

Not applicable.

Section 9. Additional Definitions Applicable to Series.

The following terms shall have the following meanings (with terms defined in the singular having comparable meanings when used in the plural and vice versa), unless the context otherwise requires:

“Dividend Period” means, with respect to each Outstanding Series C-3 VRTP Share, in the case of the first Dividend Period following the Issuance Date of such VRTP Share, the period beginning on (and including) such Issuance Date and ending on (and including) the last calendar day of the month in which such Issuance Date occurs and, for each subsequent Dividend Period, the period beginning on (and including) the first calendar day of the month following the month in which the previous Dividend Period ended and ending on (and including) the last calendar day of such month.

“Index Rate” means, for each day during a Dividend Period and solely with respect to any Series C-3 VRTP Shares Outstanding on such day, the per annum rate equivalent to the weighted average of the per annum rates paid or payable by CIESCO from time to time as interest on or otherwise (by means of interest rate hedges or otherwise) in respect of those commercial paper notes issued by CIESCO that are allocated, in whole or in part, by the Agent (on behalf of CIESCO) to fund or maintain the investment by CIESCO in the Series C-3 VRTP Shares Outstanding on such day, as determined by the Agent (on behalf of CIESCO) and reported to the Trust, which rates shall reflect and give effect to the commissions of placement agents and dealers in respect of such commercial paper notes, to the extent such commissions are allocated, in whole or in part, to such commercial paper notes by the Agent (on behalf of

C-2

CIESCO); provided, however, that if any component of such rate is a discount rate, in calculating the “Index Rate” for such day, the Agent shall for such component use the rate resulting from converting such discount rate to an interest bearing equivalent rate per annum.

“Transfer Date” means, with respect to any Series C-3 VRTP Share transferred by CIESCO, the settlement date for the transfer of such VRTP Share.

Section 10. Amendments to Terms of VRTP Shares Applicable to Series.

The following provisions contained under the heading “Terms of the VRTP Shares” in the VRTP Amendment are hereby amended as follows:

Reporting of Index Rate and Dividend Rate

With respect to any Outstanding Series C-3 VRTP Shares, the Agent shall determine in accordance with the terms hereof the applicable Dividend Rate for such Series for each day in a Dividend Period and shall provide notice thereof to the Trust and the Redemption and Paying Agent by 3:00 p.m. (New York City time) on such day. Such notice shall set forth the Index Rate and the Applicable Spread (which may be the Applicable Spread for the Increased Rate, if applicable) used in connection with the calculation of the Dividend Rate for such Series. Each determination of the Dividend Rate for such Series by the Agent shall be conclusive and binding for all purposes on the Trust, absent manifest error.

Transfers to Persons other than Conduit Purchasers

Any transfer of Series C-3 VRTP Shares by CIESCO to any Person that (x) is not a Conduit Purchaser and (y) is a member of the Federal Reserve System (or any successor) (or is otherwise subject to Regulation D of the Board of Governors of the Federal Reserve System) shall result in such Series C-3 VRTP Shares being exchanged for an equal number of Series L-1 VRTP Shares. The Series L-1 VRTP Shares shall have preferences, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms and conditions of redemption, in addition to those required by applicable law and those that are expressly set forth in the Declaration of Trust and the VRTP Amendment (except as the VRTP Amendment may be expressly modified by Appendix E), as are set forth in Appendix E.

Any transfer of Series C-3 VRTP Shares by CIESCO to any Person that (x) is not a Conduit Purchaser and (y) is not a member of the Federal Reserve System (or any successor) (or is not otherwise subject to Regulation D of the Board of Governors of the Federal Reserve System) shall result in such Series C-3 VRTP Shares being exchanged for an equal number of Series L-2 VRTP Shares. The Series L-2 VRTP Shares shall have preferences, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms and conditions of redemption, in addition to those required by applicable law and those that are expressly set forth in the Declaration of Trust and the VRTP Amendment (except as the VRTP Amendment may be expressly modified by Appendix F), as are set forth in Appendix F.

Transfers to other Conduit Purchasers

C-3

Any transfer of Series C-3 VRTP Shares by CIESCO to CHARTA shall result in such Series C-3 VRTP Shares being exchanged for an equal number of Series C-1 VRTP Shares. The Series C-1 VRTP Shares shall have preferences, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms and conditions of redemption, in addition to those required by applicable law and those that are expressly set forth in the Declaration of Trust and the VRTP Amendment (except as the VRTP Amendment may be expressly modified by Appendix A), as are set forth in Appendix B.

Any transfer of Series C-3 VRTP Shares by CIESCO to CAFCO shall result in such Series C-3 VRTP Shares being exchanged for an equal number of Series C-2 VRTP Shares. The Series C-2 VRTP Shares shall have preferences, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms and conditions of redemption, in addition to those required by applicable law and those that are expressly set forth in the Declaration of Trust and the VRTP Amendment (except as the VRTP Amendment may be expressly modified by the Appendix B), as are set forth in Appendix B.

Any transfer of Series C-3 VRTP Shares by CIESCO to CRC shall result in such Series C-3 VRTP Shares being exchanged for an equal number of Series C-4 VRTP Shares. The Series C-4 VRTP Shares shall have preferences, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms and conditions of redemption, in addition to those required by applicable law and those that are expressly set forth in the Declaration of Trust and the VRTP Amendment (except as the VRTP Amendment may be expressly modified by the Appendix D), as are set forth in Appendix D.

Transfers In General

Any transfer of Series C-3 VRTP Shares by CIESCO shall require delivery of a written notice to the Trust and the Redemption and Paying Agent by CIESCO (which may be given at or prior to 3:00 p.m. (New York City time) on the related Transfer Date) providing the Transfer Date, the transferee, the amount of Series C-3 VRTP Shares being transferred and the amount and applicable Series of VRTP Shares being exchanged for such Series C-3 VRTP Shares.

As of any Transfer Date, without any requirement for any further approval by the Board of Trustees or any other Person (but subject to the transfer restrictions set forth in Section 2.17), the Trust shall be deemed to have cancelled and reduced the authorized number of Series C-3 VRTP Shares in an amount equal to the corresponding number of other Series of VRTP Shares exchanged for Series C-3 VRTP Shares on such Transfer Date, provided that the aggregate number of VRTP Shares Outstanding at any time shall not exceed eight-hundred (800). As of the settlement date for the transfer of any other Series of VRTP Shares to CIESCO, without any requirement for any further approval by the Board of Trustees or any other Person, the Trust shall be deemed to have increased the authorized number of and issued Series C-3 VRTP Shares in an amount equal to the corresponding number of other Series of VRTP Shares being exchanged for Series C-3 VRTP Shares, provided that the aggregate number of VRTP Shares Outstanding at any time shall not exceed eight-hundred (800).

Notwithstanding anything to the contrary in the VRTP Amendment or in any Appendix, accrued but unpaid dividends on any Series C-3 VRTP Shares that have been exchanged for any

C-4

other Specified Series of VRTP Shares shall be payable by the Trust to CIESCO on the second Business Day after the related Transfer Date notwithstanding that such Series C-3 VRTP Shares have been deemed cancelled pursuant to the preceding paragraph.

If the VRTP Shares of the Specified Series are required to be redeemed pursuant to the VRTP Amendment or any Appendix, the Trust shall only be required to redeem Outstanding VRTP Shares of the Specified Series. If the Outstanding VRTP Shares of any Specified Series are redeemed, the number of authorized shares of each Specified Series and the permitted maximum aggregate number of Outstanding VRTP Shares of all Specified Series permitted shall be deemed reduced by the same number of VRTP Shares being redeemed.

C-5

APPENDIX D

EATON VANCE FLOATING RATE-INCOME TRUST

VARIABLE RATE TERM PREFERRED SHARES, SERIES C-4

Preliminary Statement and Incorporation By Reference

This Appendix establishes a Series of Variable Rate Term Preferred Shares of Eaton Vance Floating-Rate Income Trust. Except as set forth below, this Appendix incorporates by reference the terms set forth with respect to all Series of such Variable Rate Term Preferred Shares in that “Amendment No. X to the By-Laws of Eaton Vance Floating-Rate Income Trust Establishing and Fixing the Rights and Preferences of Variable Rate Term Preferred Shares” dated December 18, 2012 (the “VRTP Amendment”). This Appendix has been adopted by resolution of the Board of Trustees of Eaton Vance Floating-Rate Income Trust. Capitalized terms used herein but not defined herein have the respective meanings set forth in the VRTP Amendment.

Section 1. Designation of Series.

Variable Rate Term Preferred Shares, Series C-4: A series of up to eight-hundred (800) Preferred Shares classified as Variable Rate Term Preferred Shares is hereby designated as “Series C-4 Variable Rate Term Preferred Shares” (the “Series C-4 VRTP Shares”). Each Series C-4 VRTP Share shall have such preferences, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms and conditions of redemption, in addition to those required by applicable law and those that are expressly set forth in the Declaration of Trust and the VRTP Amendment (except as the VRTP Amendment may be expressly modified by this Appendix), as are set forth in this Appendix A. The Series C-4 VRTP Shares shall constitute a separate series of Preferred Shares and of the Variable Rate Term Preferred Shares and each Series C-4 VRTP Share shall be identical. The following terms and conditions shall apply solely to the Series C-4 VRTP Shares:

Section 2. Number of Authorized Shares of Series.

The number of authorized Series C-4 VRTP Shares at any time is eight-hundred (800) minus the aggregate number of VRTP Shares of each other Series Outstanding at such time.

Section 3. Issuance Date of Shares of Series.

The “Issuance Date” for each Series C-4 VRTP Share will deemed to be the date that a VRTP Share of any other Specified Series is exchanged for such Series C-4 VRTP Share.

Section 4. Liquidation Preference Applicable to Series. The Liquidation Preference is $100,000.00 per share.

Section 5. Term Redemption Date Applicable to Series.

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The Term Redemption Date is December 18, 2015, subject to extension pursuant to Section 2.5(a) of the VRTP Amendment.

Section 6. Dividend Payment Dates Applicable to Series.

The Dividend Payment Date is the date that is two (2) Business Days after the last calendar day of each Dividend Period; provided, that all accrued but unpaid dividends on any Series C-4 VRTP Share that has been transferred by CRC shall be payable to CRC on the second Business Day after the related Transfer Date.

Section 7. Liquidity Account Initial Date Applicable to Series.

The Liquidity Account Initial Date is June 18, 2015 or, if applicable, the date that is six months prior to the Term Redemption Date as extended pursuant to Section 2.5(a) of the VRTP Amendment or, in each case, if such date is not a Business Day, the Business Day immediately preceding such date.

Section 8. Exceptions to Certain Definitions Applicable to Series.

The following definitions contained under the heading “Definitions” in the VRTP Amendment are hereby amended as follows:

Not applicable.

Section 9. Additional Definitions Applicable to Series.

The following terms shall have the following meanings (with terms defined in the singular having comparable meanings when used in the plural and vice versa), unless the context otherwise requires:

“Dividend Period” means, with respect to each Outstanding Series C-4 VRTP Share, in the case of the first Dividend Period following the Issuance Date of such VRTP Share, the period beginning on (and including) such Issuance Date and ending on (and including) the last calendar day of the month in which such Issuance Date occurs and, for each subsequent Dividend Period, the period beginning on (and including) the first calendar day of the month following the month in which the previous Dividend Period ended and ending on (and including) the last calendar day of such month.

“Index Rate” means, for each day during a Dividend Period and solely with respect to any Series C-4 VRTP Shares Outstanding on such day, the per annum rate equivalent to the weighted average of the per annum rates paid or payable by CRC from time to time as interest on or otherwise (by means of interest rate hedges or otherwise) in respect of those commercial paper notes issued by CRC that are allocated, in whole or in part, by the Agent (on behalf of CRC) to fund or maintain the investment by CRC in the Series C-4 VRTP Shares Outstanding on such day, as determined by the Agent (on behalf of CRC) and reported to the Trust, which rates shall reflect and give effect to the commissions of placement agents and dealers in respect of such commercial paper notes, to the extent such commissions are allocated, in whole or in part, to such commercial paper notes by the Agent (on behalf of CRC); provided, however, that if any

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component of such rate is a discount rate, in calculating the “Index Rate” for such day, the Agent shall for such component use the rate resulting from converting such discount rate to an interest bearing equivalent rate per annum.

“Transfer Date” means, with respect to any Series C-4 VRTP Share transferred by CRC, the settlement date for the transfer of such VRTP Share.

Section 10. Amendments to Terms of VRTP Shares Applicable to Series.

The following provisions contained under the heading “Terms of the VRTP Shares” in the VRTP Amendment are hereby amended as follows:

Reporting of Index Rate and Dividend Rate

With respect to any Outstanding Series C-4 VRTP Shares, the Agent shall determine in accordance with the terms hereof the applicable Dividend Rate for such Series for each day in a Dividend Period and shall provide notice thereof to the Trust and the Redemption and Paying Agent by 3:00 p.m. (New York City time) on such day. Such notice shall set forth the Index Rate and the Applicable Spread (which may be the Applicable Spread for the Increased Rate, if applicable) used in connection with the calculation of the Dividend Rate for such Series. Each determination of the Dividend Rate for such Series by the Agent shall be conclusive and binding for all purposes on the Trust, absent manifest error.

Transfers to Persons other than Conduit Purchasers

Any transfer of Series C-4 VRTP Shares by CRC to any Person that (x) is not a Conduit Purchaser and (y) is a member of the Federal Reserve System (or any successor) (or is otherwise subject to Regulation D of the Board of Governors of the Federal Reserve System) shall result in such Series C-4 VRTP Shares being exchanged for an equal number of Series L-1 VRTP Shares. The Series L-1 VRTP Shares shall have preferences, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms and conditions of redemption, in addition to those required by applicable law and those that are expressly set forth in the Declaration of Trust and the VRTP Amendment (except as the VRTP Amendment may be expressly modified by Appendix E), as are set forth in Appendix E.

Any transfer of Series C-4 VRTP Shares by CRC to any Person that (x) is not a Conduit Purchaser and (y) is not a member of the Federal Reserve System (or any successor) (or is not otherwise subject to Regulation D of the Board of Governors of the Federal Reserve System) shall result in such Series C-4 VRTP Shares being exchanged for an equal number of Series L-2 VRTP Shares. The Series L-2 VRTP Shares shall have preferences, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms and conditions of redemption, in addition to those required by applicable law and those that are expressly set forth in the Declaration of Trust and the VRTP Amendment (except as the VRTP Amendment may be expressly modified by Appendix F), as are set forth in Appendix F.

Transfers to other Conduit Purchasers

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Any transfer of Series C-4 VRTP Shares by CRC to CHARTA shall result in such Series C-4 VRTP Shares being exchanged for an equal number of Series C-1 VRTP Shares. The Series C-1 VRTP Shares shall have preferences, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms and conditions of redemption, in addition to those required by applicable law and those that are expressly set forth in the Declaration of Trust and the VRTP Amendment (except as the VRTP Amendment may be expressly modified by Appendix A), as are set forth in Appendix B.

Any transfer of Series C-4 VRTP Shares by CRC to CAFCO shall result in such Series

C-4 VRTP Shares being exchanged for an equal number of Series C-2 VRTP Shares. The Series C-2 VRTP Shares shall have preferences, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms and conditions of redemption, in addition to those required by applicable law and those that are expressly set forth in the Declaration of Trust and the VRTP Amendment (except as the VRTP Amendment may be expressly modified by the Appendix B), as are set forth in Appendix B.

Any transfer of Series C-4 VRTP Shares by CRC to CIESCO shall result in such Series C-4 VRTP Shares being exchanged for an equal number of Series C-3 VRTP Shares. The Series C-3 VRTP Shares shall have preferences, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms and conditions of redemption, in addition to those required by applicable law and those that are expressly set forth in the Declaration of Trust and the VRTP Amendment (except as the VRTP Amendment may be expressly modified by the Appendix C), as are set forth in Appendix C.

Transfers In General

Any transfer of Series C-4 VRTP Shares by CRC shall require delivery of a written notice to the Trust and the Redemption and Paying Agent by CRC (which may be given at or prior to 3:00 p.m. (New York City time) on the related Transfer Date) providing the Transfer Date, the transferee, the amount of Series C-4 VRTP Shares being transferred and the amount and applicable Series of VRTP Shares being exchanged for such Series C-4 VRTP Shares.

As of any Transfer Date, without any requirement for any further approval by the Board of Trustees or any other Person (but subject to the transfer restrictions set forth in Section 2.17), the Trust shall be deemed to have cancelled and reduced the authorized number of Series C-4 VRTP Shares in an amount equal to the corresponding number of other Series of VRTP Shares exchanged for Series C-4 VRTP Shares on such Transfer Date, provided that the aggregate number of VRTP Shares Outstanding at any time shall not exceed eight-hundred (800). As of the settlement date for the transfer of any other Series of VRTP Shares to CRC, without any requirement for any further approval by the Board of Trustees or any other Person, the Trust shall be deemed to have increased the authorized number of and issued Series C-4 VRTP Shares in an amount equal to the corresponding number of other Series of VRTP Shares being exchanged for Series C-4 VRTP Shares, provided that the aggregate number of VRTP Shares Outstanding at any time shall not exceed eight-hundred (800).

Notwithstanding anything to the contrary in the VRTP Amendment or in any Appendix, accrued but unpaid dividends on any Series C-4 VRTP Shares that have been exchanged for any

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other Specified Series of VRTP Shares shall be payable by the Trust to CRC on the second Business Day after the related Transfer Date notwithstanding that such Series C-4 VRTP Shares have been deemed cancelled pursuant to the preceding paragraph.

If the VRTP Shares of the Specified Series are required to be redeemed pursuant to the VRTP Amendment or any Appendix, the Trust shall only be required to redeem Outstanding VRTP Shares of the Specified Series. If the Outstanding VRTP Shares of any Specified Series are redeemed, the number of authorized shares of each Specified Series and the permitted maximum aggregate number of Outstanding VRTP Shares of all Specified Series permitted shall be deemed reduced by the same number of VRTP Shares being redeemed.

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APPENDIX E

EATON VANCE FLOATING RATE-INCOME TRUST

VARIABLE RATE TERM PREFERRED SHARES, SERIES L-1

Preliminary Statement and Incorporation By Reference

This Appendix establishes a Series of Variable Rate Term Preferred Shares of Eaton Vance Floating-Rate Income Trust. Except as set forth below, this Appendix incorporates by reference the terms set forth with respect to all Series of such Variable Rate Term Preferred Shares in that “Amendment No. X to the By-Laws of Eaton Vance Floating-Rate Income Trust Establishing and Fixing the Rights and Preferences of Variable Rate Term Preferred Shares” dated December 18, 2012 (the “VRTP Amendment”). This Appendix has been adopted by resolution of the Board of Trustees of Eaton Vance Floating-Rate Income Trust. Capitalized terms used herein but not defined herein have the respective meanings set forth in the VRTP Amendment.

Section 1. Designation of Series.

Variable Rate Term Preferred Shares, Series L-1: A series of up to eight-hundred (800) Preferred Shares classified as Variable Rate Term Preferred Shares is hereby designated as “Series L-1 Variable Rate Term Preferred Shares” (the “Series L-1 VRTP Shares”). Each Series L-1 VRTP Share shall have such preferences, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms and conditions of redemption, in addition to those required by applicable law and those that are expressly set forth in the Declaration of Trust and the VRTP Amendment (except as the VRTP Amendment may be expressly modified by this Appendix), as are set forth in this Appendix E. The Series L-1 VRTP Shares shall constitute a separate series of Preferred Shares and of the Variable Rate Term Preferred Shares and each Series L-1 VRTP Share shall be identical. The following terms and conditions shall apply solely to the Series L-1 VRTP Shares:

Section 2. Number of Authorized Shares of Series.

The number of authorized Series L-1 VRTP Shares at any time is eight-hundred (800) minus the aggregate number of VRTP Shares of each other Series Outstanding at such time.

Section 3. Issuance Date of Shares of Series.

The “Issuance Date” for each Series L-1 VRTP Share will be deemed to be the date that a VRTP Share of any other Specified Series is exchanged for such Series L-1 VRTP Share.

Section 4. Liquidation Preference Applicable to Series. The Liquidation Preference is $100,000.00 per share.

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Section 5. Term Redemption Date Applicable to Series.

The Term Redemption Date is December 18, 2015, subject to extension pursuant to Section 2.5(a) of the VRTP Amendment.

Section 6. Dividend Payment Dates Applicable to Series.

The Dividend Payment Date is the date that is two (2) Business Days after the end of each Dividend Period; provided, that all accrued but unpaid dividends on any Series L-1 VRTP Share that has been transferred to any Person other than a Conduit Purchaser shall be payable to the transferor on the second Business Day after the related Transfer Date.

Section 7. Liquidity Account Initial Date Applicable to Series.

The Liquidity Account Initial Date is June 18, 2015 or, if applicable, the date that is six months prior to the Term Redemption Date as extended pursuant to Section 2.5(a) of the VRTP Amendment or, if such date is not a Business Day, the Business Day immediately preceding such date.

Section 8. Exceptions to Certain Definitions Applicable to Series.

The following definitions contained under the heading “Definitions” in the VRTP Amendment are hereby amended as follows:

Not applicable.

Section 9. Additional Definitions Applicable to Series.

The following terms shall have the following meanings (with terms defined in the singular having comparable meanings when used in the plural and vice versa), unless the context otherwise requires:

“Bank Rate” means, with respect to any Dividend Period, an interest rate per annum equal to the Eurodollar Rate for such Dividend Period; provided, however, in the case of any Dividend Period commencing after the Agent shall have notified the Trust that the introduction of or any change in or in the interpretation of any law or regulation makes it unlawful, or any central bank or other governmental authority asserts that it is unlawful, for any or all of the Holders or Designated Owners of the Series L-1 VRTP Shares to maintain investments in such VRTP Shares at the Eurodollar Rate, the Bank Rate for such Dividend Period shall be an interest rate per annum equal to the Base Rate in effect on the first day of such Dividend Period.

“Base Rate” means the rate of interest from time to time announced publicly by Citibank at its Principal Office as its base rate. The “Base Rate” is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer of Citibank.

“Dividend Period” means, with respect to each Outstanding Series L-1 VRTP Share, in the case of the first Dividend Period following the Issuance Date of such VRTP Share, the period beginning on (and including) such Issuance Date and ending on (and including) the last calendar

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day of the month in which such Issuance Date occurs and, for each subsequent Dividend Period, the period beginning on (and including) the first calendar day of the month following the month in which the previous Dividend Period ended and ending on (and including) the last calendar day of such month.

“Eurocurrency Liabilities” shall have the meaning assigned to such term in Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time.

“Eurodollar Rate” means, with respect to any Dividend Period, an interest rate per annum obtained by dividing (a) the rate per annum at which deposits in Dollars are offered by the principal office of Citibank in London, England to prime banks in the London interbank market at 11:00 A.M. (London time) on the related Rate Determination Date in an amount substantially equal to the aggregate Liquidation Preference of the Outstanding Series L-1 VRTP Shares on such Rate Determination Date and for a period substantially equal to one month by (b) the amount equal to 1.00 minus the Eurodollar Rate Reserve Percentage (expressed as a decimal) for such Dividend Period.

“Eurodollar Rate Reserve Percentage” means, with respect to any Dividend Period, the reserve percentage applicable on the related Rate Determination Date under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or any successor) (or if more than one such percentage shall be applicable, the daily average of such percentages for those days in such period during which any such percentage shall be so applicable) for determining the maximum reserve requirement (including, without limitation, any emergency, supplemental or other marginal reserve requirement) for a member bank of the Federal Reserve System (or any successor) with respect to liabilities or assets consisting of or including Eurocurrency Liabilities (or any other category of liabilities that includes deposits by reference to which the interest rate on Eurocurrency Liabilities is determined) having a term comparable to such period.

“Index Rate” means, with respect to each day in a Dividend Period and solely with respect to any Series L-1 VRTP Shares Outstanding on such day, the Bank Rate.

“Principal Office” means the principal office of Citibank presently located at 399 Park Avenue, New York, New York or at such other location as Citibank shall designate in writing to the Trust.

“Transfer Date” means, with respect to any Series L-1 VRTP Share being transferred for a VRTP Share of any other Series, the settlement date for such transfer.

Section 10. Amendments to Terms of VRTP Shares Applicable to Series.

The following provisions contained under the heading “Terms of the VRTP Shares” in the VRTP Amendment are hereby amended as follows:

Reporting of Index Rate and Dividend Rate

Prior to each Dividend Period, the Agent shall determine the applicable Bank Rate for such Dividend Period and provide notice thereof to the Trust and the Redemption and Paying

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Agent by 3:00 p.m. (New York City time) on or prior to the first day of such Dividend Period. With respect to any Outstanding Series L-1 VRTP Shares, the Agent shall determine in accordance with the terms hereof the applicable initial Dividend Rate for such Series for each Dividend Period and provide notice thereof to the Trust and the Redemption and Paying Agent by 3:00 p.m. (New York City time) on or prior to the first day of such Dividend Period. The Agent shall also determine in accordance with the terms hereof each adjustment that is required to be made to the then-applicable Dividend Rate for such Series during each Dividend Period and provide notice thereof to the Trust and the Redemption and Paying Agent by 3:00 p.m. (New York City time) on the day such adjustment is required to be made or as soon as practicable thereafter. Such notices shall set forth the Index Rate and the Applicable Spread (which may be the Applicable Spread for the Increased Rate, if applicable) used in connection with the calculation of the Dividend Rate for such Series. Each determination of the Dividend Rate for such Series and any adjustments thereof by the Agent shall be conclusive and binding for all purposes on the Trust, absent manifest error.

Liquidation Fee

The Trust shall compensate any Designated Owner of the Series L-1 VRTP Shares and any of its affiliates (each such Person, an “Affected Person”), upon the Agent’s written request (which request shall set forth the basis for requesting such amounts), for all reasonable losses, expenses and liabilities (including, without limitation, any interest paid by such Affected Person to lenders of funds borrowed by it to make or carry its investment in such Series L-1 VRTP Shares and any loss sustained by such Affected Person in connection with the re-employment of such funds), which such Affected Person may sustain if any optional redemption of such Series L-1 VRTP Shares under Section 2.5 is not made on the date specified in the related Notice of Redemption or occurs on a date which is not the last day of a Dividend Period.

Transfers to a Person (other than a Conduit Purchaser) that is not a member bank of the Federal Reserve System

Any transfer of Series L-1 VRTP Shares to any Person that (x) is not a Conduit Purchaser and (y) is not a member of the Federal Reserve System (or any successor) (or is not otherwise subject to Regulation D of the Board of Governors of the Federal Reserve System) shall result in such Series L-1 VRTP Shares being exchanged for an equal number of Series L-2 VRTP Shares. The Series L-2 VRTP Shares shall have preferences, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms and conditions of redemption, in addition to those required by applicable law and those that are expressly set forth in the Declaration of Trust and the VRTP Amendment (except as the VRTP Amendment may be expressly modified by Appendix F), as are set forth in Appendix F.

Transfers to Conduit Purchasers

Any transfer of Series L-1 VRTP Shares to CHARTA shall result in such Series L-1 VRTP Shares being exchanged for an equal number of Series C-1 VRTP Shares. The Series C-1 VRTP Shares shall have preferences, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms and conditions of redemption, in addition to those required by applicable law and those that are expressly set forth in the Declaration of Trust and

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the VRTP Amendment (except as the VRTP Amendment may be expressly modified by Appendix A), as are set forth in Appendix A.

Any transfer of Series L-1 VRTP Shares to CAFCO shall result in such Series L-1 VRTP Shares being exchanged for an equal number of Series C-2 VRTP Shares. The Series C-2 VRTP Shares shall have preferences, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms and conditions of redemption, in addition to those required by applicable law and those that are expressly set forth in the Declaration of Trust and the VRTP Amendment (except as the VRTP Amendment may be expressly modified by Appendix B), as are set forth in Appendix B

Any transfer of Series L-1 VRTP Shares to CIESCO shall result in such Series L-1 VRTP Shares being exchanged for an equal number of Series C-3 VRTP Shares. The Series C-3 VRTP Shares shall have preferences, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms and conditions of redemption, in addition to those required by applicable law and those that are expressly set forth in the Declaration of Trust and the VRTP Amendment (except as the VRTP Amendment may be expressly modified by the Appendix C), as are set forth in Appendix C.

Any transfer of Series L-1 VRTP Shares to CRC shall result in such Series L-1 VRTP Shares being exchanged for an equal number of Series C-4 VRTP Shares. The Series C-4 VRTP Shares shall have preferences, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms and conditions of redemption, in addition to those required by applicable law and those that are expressly set forth in the Declaration of Trust and the VRTP Amendment (except as the VRTP Amendment may be expressly modified by the Appendix D), as are set forth in Appendix D.

Transfers In General

Any transfer of Series L-1 VRTP Shares shall require delivery of a written notice to the Trust by the applicable transferor (which may be given at or prior to 3:00 p.m. (New York City time) on the related Transfer Date) providing the Transfer Date, the transferee, the amount of Series L-1 VRTP Shares being transferred and the amount and applicable Series of VRTP Shares being exchanged for such Series L-1 VRTP Shares.

As of any Transfer Date, without any requirement for any further approval by the Board of Trustees or any other Person (but subject to the transfer restrictions set forth in Section 2.17), the Trust shall be deemed to have cancelled and reduced the authorized number of Series L-1 VRTP Shares in an amount equal to the corresponding number of other Series of VRTP Shares exchanged for Series L-1 VRTP Shares on such Transfer Date, provided that the aggregate number of VRTP Shares Outstanding at any time shall not exceed eight-hundred (800). As of the settlement date for the transfer of any Series of VRTP Shares other than Series L-1 VRTP Shares to any Person that (x) is not a Conduit Purchaser and (y) is a member bank of the Federal Reserve System (or any successor) (or is otherwise subject to Regulation D of the Board of Governors of the Federal Reserve System), without any requirement for any further approval by the Board of Trustees or any other Person, the Trust shall be deemed to have increased the authorized number of and issued Series L-1 VRTP Shares in an amount equal to the

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corresponding number of other Series of VRTP Shares being exchanged for Series L-1 VRTP Shares, provided that the aggregate number of VRTP Shares Outstanding at any time shall not exceed eight-hundred (800).

Notwithstanding anything to the contrary in the VRTP Amendment or in any Appendix, accrued but unpaid dividends on any Series L-1 VRTP Shares that have been exchanged for any other Specified Series of VRTP Shares shall be payable by the Trust to the applicable transferor on the second Business Day after the related Transfer Date notwithstanding that such Series L-1 VRTP Shares have been deemed cancelled pursuant to the preceding paragraph.

If the VRTP Shares of the Specified Series are required to be redeemed pursuant to the VRTP Amendment or any Appendix, the Trust shall only be required to redeem Outstanding VRTP Shares of the Specified Series. If the Outstanding VRTP Shares of any Specified Series are redeemed, the number of authorized shares of each Specified Series and the permitted maximum aggregate number of Outstanding VRTP Shares of all Specified Series permitted shall be deemed reduced by the same number of VRTP Shares being redeemed.

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APPENDIX F

EATON VANCE FLOATING RATE-INCOME TRUST

VARIABLE RATE TERM PREFERRED SHARES, SERIES L-2

Preliminary Statement and Incorporation By Reference

This Appendix establishes a Series of Variable Rate Term Preferred Shares of Eaton Vance Floating-Rate Income Trust. Except as set forth below, this Appendix incorporates by reference the terms set forth with respect to all Series of such Variable Rate Term Preferred Shares in that “Amendment No. X to the By-Laws of Eaton Vance Floating-Rate Income Trust Establishing and Fixing the Rights and Preferences of Variable Rate Term Preferred Shares” dated December 18, 2012 (the “VRTP Amendment”). This Appendix has been adopted by resolution of the Board of Trustees of Eaton Vance Floating-Rate Income Trust. Capitalized terms used herein but not defined herein have the respective meanings set forth in the VRTP Amendment.

Section 1. Designation of Series.

Variable Rate Term Preferred Shares, Series L-2: A series of up to eight-hundred (800) Preferred Shares classified as Variable Rate Term Preferred Shares is hereby designated as “Series L-2 Variable Rate Term Preferred Shares” (the “Series L-2 VRTP Shares”). Each Series L-2 VRTP Share shall have such preferences, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms and conditions of redemption, in addition to those required by applicable law and those that are expressly set forth in the Declaration of Trust and the VRTP Amendment (except as the VRTP Amendment may be expressly modified by this Appendix), as are set forth in this Appendix F. The Series L-2 VRTP Shares shall constitute a separate series of Preferred Shares and of the Variable Rate Term Preferred Shares and each Series L-2 VRTP Share shall be identical. The following terms and conditions shall apply solely to the Series L-2 VRTP Shares:

Section 2. Number of Authorized Shares of Series.

The number of authorized Series L-2 VRTP Shares at any time is eight-hundred (800) minus the aggregate number of VRTP Shares of each other Series Outstanding at such time.

Section 3. Issuance Date of Shares of Series.

The “Issuance Date” for each Series L-2 VRTP Share will be deemed to be the date that a VRTP Share of any other Specified Series is exchanged for such Series L-2 VRTP Share.

Section 4. Liquidation Preference Applicable to Series. The Liquidation Preference is $100,000.00 per share.

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Section 5. Term Redemption Date Applicable to Series.

The Term Redemption Date is December 18, 2015, subject to extension pursuant to Section 2.5(a) of the VRTP Amendment.

Section 6. Dividend Payment Dates Applicable to Series.

The Dividend Payment Date is the date that is two (2) Business Days after the end of each Dividend Period; provided, that all accrued but unpaid dividends on any Series L-2 VRTP Share that has been transferred to any Person other than a Conduit Purchaser shall be payable to the transferor on the second Business Day after the related Transfer Date.

Section 7. Liquidity Account Initial Date Applicable to Series.

The Liquidity Account Initial Date is June 18, 2015 or, if applicable, the date that is six months prior to the Term Redemption Date as extended pursuant to Section 2.5(a) of the VRTP Amendment or, if such date is not a Business Day, the Business Day immediately preceding such date.

Section 8. Exceptions to Certain Definitions Applicable to Series.

The following definitions contained under the heading “Definitions” in the VRTP Amendment are hereby amended as follows:

Not applicable.

Section 9. Additional Definitions Applicable to Series.

The following terms shall have the following meanings (with terms defined in the singular having comparable meanings when used in the plural and vice versa), unless the context otherwise requires:

“Bank Rate” means, with respect to any Dividend Period, an interest rate per annum equal to the Eurodollar Rate for such Dividend Period; provided, however, in the case of any Dividend Period commencing after the Agent shall have notified the Trust that the introduction of or any change in or in the interpretation of any law or regulation makes it unlawful, or any central bank or other governmental authority asserts that it is unlawful, for any or all of the Holders or Designated Owners of the Series L-2 VRTP Shares to maintain investments in such VRTP Shares at the Eurodollar Rate, the Bank Rate for such Dividend Period shall be an interest rate per annum equal to the Base Rate in effect on the first day of such Dividend Period.

“Base Rate” means the rate of interest from time to time announced publicly by Citibank at its Principal Office as its base rate. The “Base Rate” is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer of Citibank.

“Dividend Period” means, with respect to each Outstanding Series L-2 VRTP Share, in the case of the first Dividend Period following the Issuance Date of such VRTP Share, the period beginning on (and including) such Issuance Date and ending on (and including) the last calendar

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day of the month in which such Issuance Date occurs and, for each subsequent Dividend Period, the period beginning on (and including) the first calendar day of the month following the month in which the previous Dividend Period ended and ending on (and including) the last calendar day of such month.

“Eurodollar Rate” means, with respect to any Dividend Period, an interest rate per annum equal to the rate per annum at which deposits in Dollars are offered by the principal office of Citibank in London, England to prime banks in the London interbank market at 11:00 A.M. (London time) on the related Rate Determination Date in an amount substantially equal to the aggregate Liquidation Preference of the Outstanding Series L-2 VRTP Shares on such Rate Determination Date and for a period substantially equal to one month.

“Index Rate” means, with respect to each day in a Dividend Period and solely with respect to any Series L-2 VRTP Shares Outstanding on such day, the Bank Rate.

“Principal Office” means the principal office of Citibank presently located at 399 Park Avenue, New York, New York or at such other location as Citibank shall designate in writing to the Trust.

“Transfer Date” means, with respect to any Series L-2 VRTP Share being transferred for a VRTP Share of any other Series, the settlement date for such transfer.

Section 10. Amendments to Terms of VRTP Shares Applicable to Series.

The following provisions contained under the heading “Terms of the VRTP Shares” in the VRTP Amendment are hereby amended as follows:

Reporting of Index Rate and Dividend Rate

Prior to each Dividend Period, the Agent shall determine the applicable Bank Rate for such Dividend Period and provide notice thereof to the Trust and the Redemption and Paying Agent by 3:00 p.m. (New York City time) on or prior to the first day of such Dividend Period. With respect to any Outstanding Series L-2 VRTP Shares, the Agent shall determine in accordance with the terms hereof the applicable initial Dividend Rate for such Series for each Dividend Period and provide notice thereof to the Trust and the Redemption and Paying Agent by 3:00 p.m. (New York City time) on or prior to the first day of such Dividend Period. The Agent shall also determine in accordance with the terms hereof each adjustment that is required to be made to the then-applicable Dividend Rate for such Series during each Dividend Period and provide notice thereof to the Trust and the Redemption and Paying Agent by 3:00 p.m. (New York City time) on the day such adjustment is required to be made or as soon as practicable thereafter. Such notices shall set forth the Index Rate and the Applicable Spread (which may be the Applicable Spread for the Increased Rate, if applicable) used in connection with the calculation of the Dividend Rate for such Series. Each determination of the Dividend Rate for such Series and any adjustments thereof by the Agent shall be conclusive and binding for all purposes on the Trust, absent manifest error.

Liquidation Fee

F-3

The Trust shall compensate any Designated Owner of the Series L-2 VRTP Shares and any of its affiliates (each such Person, an “Affected Person”), upon the Agent’s written request (which request shall set forth the basis for requesting such amounts), for all reasonable losses, expenses and liabilities (including, without limitation, any interest paid by such Affected Person to lenders of funds borrowed by it to make or carry its investment in such Series L-2 VRTP Shares and any loss sustained by such Affected Person in connection with the re-employment of such funds), which such Affected Person may sustain if any optional redemption of such Series L-2 VRTP Shares under Section 2.5 is not made on the date specified in the related Notice of Redemption or occurs on a date which is not the last day of a Dividend Period.

Transfers to a Person (other than a Conduit Purchaser) that is a member bank of the Federal Reserve System

Any transfer of Series L-2 VRTP Shares to any Person that (x) is not a Conduit Purchaser and (y) is a member of the Federal Reserve System (or any successor) (or is otherwise subject to Regulation D of the Board of Governors of the Federal Reserve System) shall result in such Series L-2 VRTP Shares being exchanged for an equal number of Series L-1 VRTP Shares. The Series L-1 VRTP Shares shall have preferences, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms and conditions of redemption, in addition to those required by applicable law and those that are expressly set forth in the Declaration of Trust and the VRTP Amendment (except as the VRTP Amendment may be expressly modified by Appendix E), as are set forth in Appendix E.

Transfers to Conduit Purchasers

Any transfer of Series L-2 VRTP Shares to CHARTA shall result in such Series L-2 VRTP Shares being exchanged for an equal number of Series C-1 VRTP Shares. The Series C-1 VRTP Shares shall have preferences, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms and conditions of redemption, in addition to those required by applicable law and those that are expressly set forth in the Declaration of Trust and the VRTP Amendment (except as the VRTP Amendment may be expressly modified by Appendix A), as are set forth in Appendix A.

Any transfer of Series L-2 VRTP Shares to CAFCO shall result in such Series L-2 VRTP Shares being exchanged for an equal number of Series C-2 VRTP Shares. The Series C-2 VRTP Shares shall have preferences, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms and conditions of redemption, in addition to those required by applicable law and those that are expressly set forth in the Declaration of Trust and the VRTP Amendment (except as the VRTP Amendment may be expressly modified by Appendix B), as are set forth in Appendix B

Any transfer of Series L-2 VRTP Shares to CIESCO shall result in such Series L-2 VRTP Shares being exchanged for an equal number of Series C-3 VRTP Shares. The Series C-3 VRTP Shares shall have preferences, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms and conditions of redemption, in addition to those required by applicable law and those that are expressly set forth in the Declaration of Trust and the VRTP

F-4

Amendment (except as the VRTP Amendment may be expressly modified by the Appendix C), as are set forth in Appendix C.

Any transfer of Series L-2 VRTP Shares to CRC shall result in such Series L-2 VRTP Shares being exchanged for an equal number of Series C-4 VRTP Shares. The Series C-4 VRTP Shares shall have preferences, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms and conditions of redemption, in addition to those required by applicable law and those that are expressly set forth in the Declaration of Trust and the VRTP Amendment (except as the VRTP Amendment may be expressly modified by the Appendix D), as are set forth in Appendix D.

Transfers In General

Any transfer of Series L-2 VRTP Shares shall require delivery of a written notice to the Trust by the applicable transferor (which may be given at or prior to 3:00 p.m. (New York City time) on the related Transfer Date) providing the Transfer Date, the transferee, the amount of Series L-2 VRTP Shares being transferred and the amount and applicable Series of VRTP Shares being exchanged for such Series L-2 VRTP Shares.

As of any Transfer Date, without any requirement for any further approval by the Board of Trustees or any other Person (but subject to the transfer restrictions set forth in Section 2.17), the Trust shall be deemed to have cancelled and reduced the authorized number of Series L-2 VRTP Shares in an amount equal to the corresponding number of other Series of VRTP Shares exchanged for Series L-2 VRTP Shares on such Transfer Date, provided that the aggregate number of VRTP Shares Outstanding at any time shall not exceed eight-hundred (800). As of the settlement date for the transfer of any Series of VRTP Shares other than Series L-2 VRTP Shares to any Person that (x) is not a Conduit Purchaser and (y) is not a member bank of the Federal Reserve System (or any successor) (or is not otherwise subject to Regulation D of the Board of Governors of the Federal Reserve System), without any requirement for any further approval by the Board of Trustees or any other Person, the Trust shall be deemed to have increased the authorized number of and issued Series L-2 VRTP Shares in an amount equal to the corresponding number of other Series of VRTP Shares being exchanged for Series L-2 VRTP Shares, provided that the aggregate number of VRTP Shares Outstanding at any time shall not exceed eight-hundred (800).

Notwithstanding anything to the contrary in the VRTP Amendment or in any Appendix, accrued but unpaid dividends on any Series L-2 VRTP Shares that have been exchanged for any other Specified Series of VRTP Shares shall be payable by the Trust to the applicable transferor on the second Business Day after the related Transfer Date notwithstanding that such Series L-2 VRTP Shares have been deemed cancelled pursuant to the preceding paragraph.

If the VRTP Shares of the Specified Series are required to be redeemed pursuant to the VRTP Amendment or any Appendix, the Trust shall only be required to redeem Outstanding VRTP Shares of the Specified Series. If the Outstanding VRTP Shares of any Specified Series are redeemed, the number of authorized shares of each Specified Series and the permitted maximum aggregate number of Outstanding VRTP Shares of all Specified Series permitted shall be deemed reduced by the same number of VRTP Shares being redeemed.

F-5

Aerospace and Defense Air Transport Automotive

Beverage and Tobacco

SCHEDULE I

[INDUSTRY CLASSIFICATIONS]

Brokers, Dealers & Investment Houses Building and Development

Business Equipment and Services Cable and Satellite TV Chemicals and Plastics

Clothing - Textiles Conglomerates

Containers and Glass Products Cosmetics/Toiletries

Drugs

Ecological Services and Equipment Electronics – Electrical

Equipment Leasing Farming/Agriculture Financial Intermediaries Food and Drug Retailers Food Products

Food Service Forest Products

Schedule I-1

Healthcare

Home Furnishings Industrial Equipment Insurance

Leisure Goods – Activities - Movies Lodging and Casinos

Nonferrous Materials - Minerals Oil and Gas

Publishing

Radio and Television Rail Industries

Retailers (Not Food and Drug) Steel

Surface Transport Telecom

Utilities

Schedule I-2